UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

LA JOLLA PHARMACEUTICAL COMPANY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 ADOPTION OF THE 2004 EQUITY INCENTIVE PLAN
PROPOSAL 3 AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
AUDIT FEES
BOARD COMMITTEES, MEETINGS AND RELATED MATTERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER INFORMATION
APPENDIX A
APPENDIX B
APPENDIX C

LA JOLLA PHARMACEUTICAL COMPANY

6455 Nancy Ridge Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, May 21, 2004

       The annual meeting of stockholders of La Jolla Pharmaceutical Company, a Delaware corporation, will be held at our offices at 6455 Nancy Ridge Drive, San Diego, California 92121 on Friday, May 21, 2004, at 10:00 a.m. (local time) for the following purposes:

1. To elect two Class II directors to serve until the 2007 annual meeting of stockholders and to elect one Class III director to serve until the 2005 annual meeting of stockholders.

2. To vote on a proposal to adopt the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan and to reserve 2,000,000 shares of our common stock for issuance under the plan.

3. To vote on a proposal to amend the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the plan by 500,000.

4. To ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2004.

5. To transact such other business that may properly come before the meeting or any adjournment thereof.

      Our board of directors unanimously recommends that you vote FOR the three nominees named in the accompanying proxy statement and FOR the other three proposals.

By order of the board of directors,

STEVEN B. ENGLE
Chairman and Chief Executive Officer

San Diego, California
April 14, 2004

YOUR VOTE IS IMPORTANT

Our board of directors has fixed the close of business on April 2, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. All stockholders are invited to attend the annual meeting. You are urged to sign, date and complete the enclosed proxy card and return it as soon as possible, even if you plan to attend the meeting in person. If you attend the meeting and wish to vote your shares in person, you may do so even if you have signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

LA JOLLA PHARMACEUTICAL COMPANY

6455 Nancy Ridge Drive
San Diego, California 92121

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, May 21, 2004

INFORMATION CONCERNING THE SOLICITATION

      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of La Jolla Pharmaceutical Company, a Delaware corporation, to be used at our 2004 annual meeting of stockholders to be held on Friday, May 21, 2004 at 10:00 a.m. (local time) and at any and all postponements and adjournments of the meeting. The meeting will be held at our offices at 6455 Nancy Ridge Drive, San Diego, California 92121. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 16, 2004.

      We will pay for the cost of preparing, assembling and mailing the proxy materials and the cost of soliciting proxies. We will pay brokers and other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. We and our employees may solicit proxies in person or by telephone, facsimile or other electronic means. Our employees will not receive any additional compensation for such solicitation. In addition, we have engaged MacKenzie Partners, Inc. (the “solicitor”) to assist us in soliciting proxies. We will pay the solicitor a fee of approximately $13,000 for such solicitation and will reimburse the solicitor for reasonable out-of-pocket expenses.

VOTING

      Our board of directors has fixed April 2, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. As of April 2, 2004, we had 61,211,122 shares of common stock outstanding held by 339 record holders in addition to approximately 10,000 stockholders who do not hold shares in their own name. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. The holders of a majority of the outstanding shares of our common stock on the record date and entitled to be voted at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting and any adjournments and postponements thereof. Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

      With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes, up to three directors, will be elected. For proposals other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

      Each proxy submitted by a stockholder will, unless otherwise directed by such stockholder, be voted FOR:

Proposal 1	The election of the three director nominees named in this proxy statement.

Proposal 2	The proposal to adopt the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan and to reserve 2,000,000 shares of our common stock for issuance under the plan.

Proposal 3	The proposal to amend the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the plan by 500,000.

Proposal 4	The ratification of the selection of Ernst & Young LLP as our independent auditor for our fiscal year ending December 31, 2004.

      In addition, the persons acting as proxies will cast their votes in their discretion for any additional matters that are properly raised for consideration at the meeting. If you submit a proxy, your shares will be voted according to your direction. You have the power to revoke your proxy at any time before it is voted at the annual meeting by submitting a written notice of revocation to our corporate Secretary or by timely providing us with a valid proxy bearing a later date. Your proxy will not be voted if you attend the annual meeting and elect to vote your shares in person. Our board of directors reserves the right to withhold any proposal described in this proxy statement from a vote at the annual meeting if it deems that a vote on such proposal to be contrary to our and our stockholders’ best interests. In that event, the proposal withheld will be neither adopted nor defeated.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors

      Our certificate of incorporation was amended in 1999 to provide for a board of directors that is divided into three classes. The terms for each class are three years, staggered over time. This year, the term of the directors in Class II expires. Accordingly, three directors will be elected at the annual meeting.

      After many years of valued service, W. Leigh Thompson, M.D., Ph.D. has decided to retire from our board of directors for health reasons. He has also decided to retire from all other boards of directors upon which he serves. Dr. Thompson’s retirement will become effective immediately prior to the 2004 annual meeting.

      Dr. Thompson is currently serving as director in Class III of our board of directors and his term is set to expire in 2005. In order to comply with Delaware law and our certificate of incorporation and bylaws, the board of directors has resolved to fill the vacancy created by Dr. Thompson’s retirement by moving Robert A. Fildes into Class III upon Dr. Thompson’s retirement. Because Dr. Fildes has served as a director for three years, the maximum term permitted by law, Dr. Fildes will stand for re-election this year for a one year term as a Class III director. After serving the one year term as a Class III director, Dr. Fildes, together with the other directors in the class at that time, is expected to stand for re-election for a three year term as a Class III director.

      All of the nominees for election as directors at the meeting set forth below are incumbent directors. These nominees have consented to serve as a director if elected and management has no reason to believe that any nominee will be unable to serve. Unless authority to vote for any of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR all such nominees. In the event that any of the nominees for director becomes unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the board of directors may propose. Proxies cannot be voted for more than three directors, the number of nominees identified herein.

Nominees for Director

Class II

      Each of the persons listed below is nominated for election to Class II of the board of directors, each to serve a three year term ending at the 2007 annual meeting and until their respective successors are elected and qualified. Our board of directors recommends that you vote FOR each of the following nominees.

      Stephen M. Martin, 57, has been a director since 2000. In June 2001, Mr. Martin retired from CIBA Vision Corporation, a Novartis Company engaged in the research, manufacture and sale of contact lenses, lens care products and ophthalmic pharmaceuticals. Mr. Martin founded Ciba Vision Optics in 1980 and CIBA Vision Ophthalmics, USA, the ophthalmic pharmaceutical division of CIBA Vision Corporation, in 1990. From 1990 to 1998, he served as President of CIBA Vision Ophthalmics, USA and, from 1995 to 1998, served as President of CIBA Vision Corporation, USA. From 1998 until his retirement in 2001, Mr. Martin was Vice President of Venture Opportunities for CIBA Vision Corporation. Mr. Martin is currently CEO Partner of Hi Tech Partners, LLC, a privately held consulting firm for executive management of early stage technology businesses, and is Managing Partner of Merritt Capital Services, a privately held firm that assists entrepreneurs in finding venture capital. Mr. Martin currently serves as a director and a member of the audit and compensation committees of Alimera Sciences, Inc., a privately held ophthalmic pharmaceutical company. From 1997 to 2000, Mr. Martin served as a director of CareLinc Corporation, a privately held developer of clinical information management systems. Mr. Martin is the inventor on six issued U.S. patents and a number of European patents. Mr. Martin holds a B.A. degree from Wake Forest University and attended the Woodrow Wilson College of Law.

      William R. Ringo, 58, has been a director since 2001. Mr. Ringo served Eli Lilly and Company in executive leadership roles for 28 years, most recently as President of the Oncology and Critical Care Products unit. During his tenure at Eli Lilly and Company, Mr. Ringo was President of the Infectious Disease business unit, Vice President of Sales and Marketing for the U.S. pharmaceutical operations and President and General Manager of Eli Lilly Canada. He served as a captain in the United States Army, Military Intelligence and was awarded the Bronze Star for his service in Vietnam. Mr. Ringo is currently a director of Praecis Pharmaceuticals Incorporated, InterMune, Inc. and Encysive Pharmaceuticals (formerly Texas Biotechnology Corporation), each of which is a publicly held pharmaceutical company. He is also currently a director of Suros Surgical Systems, Inc. and Xcel Pharmaceuticals, each of which is a privately held company. Mr. Ringo received his B.S. and M.B.A. degrees in business administration and management from the University of Dayton.

     Class III

      Dr. Fildes is nominated for election to Class III of the board of directors to serve a one year term ending at the 2005 annual meeting and until his successor is elected and qualified. Our board of directors recommends that you vote FOR the following nominee.

      Robert A. Fildes, Ph.D., 65, has been a director since 1991. Since January 1998, Dr. Fildes has served as President of SB2, Inc., a privately held company that licenses antibody technology. From June to December 1998, Dr. Fildes served as Chief Executive Officer of Atlantic Pharmaceuticals, a publicly held company in the field of biotechnology. From 1993 until August 1997, Dr. Fildes was the Chairman and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a privately held company in the field of human monoclonal antibody technology. From 1990 to 1993, Dr. Fildes was an independent consultant in the biopharmaceutical industry. He was the President and Chief Executive Officer of Cetus Corporation, a publicly held biotechnology company, from 1982 to 1990. From 1980 to 1982, Dr. Fildes was the President of Biogen, Inc., a publicly held biopharmaceutical company, and from 1975 to 1980, he was the Vice President of Operations for the Industrial Division of Bristol-Myers Squibb Company. From April 2002 to April 2003, Dr. Fildes was a director of Polymerat Pty. Ltd. (now Bio-Layer Pty. Ltd.), a privately held company that develops surfaces for carrying out biological reactions. Dr. Fildes is currently a director of Cytovax Biotechnologies, Inc., a publicly held company that develops and commercializes vaccines and therapeutic products for the prevention and treatment of infectious diseases. Dr. Fildes holds a D.C.C. degree in Microbial Biochemistry and a Ph.D. in Biochemical Genetics from the University of London.

Continuing Directors

Class III: Currently Serving Until the 2005 Annual Meeting

      William E. Engbers, 61, has been a director since 1991. From March 1999 until March 2002, Mr. Engbers was a consultant to Landmark Partners, Inc., a privately held investment advisory firm. During 1999, Mr. Engbers was also a consultant to Allstate Insurance Company. Mr. Engbers became a Director of Venture Capital for Allstate Insurance Company in 1997 after serving as Venture Capital Manager since 1989. Before joining Allstate, he was a Vice President at Whitehead Associates, a privately held investment firm, from 1983 to 1987, and chairman of the board of directors of Plant Genetics, Inc., a publicly held biotechnology company, from 1982 to 1989. Mr. Engbers currently serves as a director and the chairman of the audit committee of J. Jill Group, Inc., a publicly held women’s apparel company. Since 1981, Mr. Engbers has been the chairman of the board of directors or a director of more than two dozen corporations.

      W. Leigh Thompson, M.D., Ph.D., 65, has been a director since 1996. As noted above, Dr. Thompson will retire immediately prior to the 2004 annual meeting of stockholders. Since 1995, Dr. Thompson has been President and Chief Executive Officer of Profound Quality Resources, Ltd., a private healthcare consulting firm that provides worldwide consulting services to health institutions and manufacturers. From 1982 until 1994, Dr. Thompson was employed by Eli Lilly and Company, retiring as Chief Scientific Officer. Dr. Thompson was a Professor of Medicine at Case Western Reserve University from 1974 until 1982 and a Professor of Medicine at Indiana University from 1984 to 1995. Dr. Thompson serves as a director of BAS, Inc., DepoMed, Inc., Guilford Pharmaceuticals, Inc., Inspire Pharmaceuticals, Inc., Sontra Medical Corporation and Medarex Inc., each of which is a publicly held medical research firm. He also serves as a director of Diabetogen Biosciences, Inc., a privately held medical research firm. In 2003, Dr. Thompson was elected to The John Hopkins Society of Scholars and was awarded the Commissioner’s Special Citation for Multiple Innovative Contributions to Public Health and Wellbeing by the United States Food and Drug Administration. Dr. Thompson holds a Ph.D. from the Medical University of South Carolina and an M.D. from The Johns Hopkins University.

Class I: Currently Serving Until the 2006 Annual Meeting

      Thomas H. Adams, Ph.D., 61, has been a director since 1991. Dr. Adams is the founder and Chairman Emeritus of Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and, since September 1998, has been chairman of the board of directors and Chief Executive Officer of Leucadia Technologies, a privately held company in the field of medical devices. From 1989 until 1997, Dr. Adams served as Chief Executive Officer of Genta, Inc. In 1984, Dr. Adams founded Gen-Probe, Inc., a publicly held company that develops and manufactures diagnostic products, and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. From 1980 until 1984, Dr. Adams was Senior Vice President of Research and Development at Hybritech, which was later acquired by Eli Lilly and Company in 1986. Dr. Adams has also held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol, and served as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998. In addition, Dr. Adams currently serves as a director of XiFin, Inc., a privately held application service provider focusing on the financial management needs of laboratories, and Bio-Mems, a privately held company. Dr. Adams holds a Ph.D. in Biochemistry from the University of California at Riverside.

      Steven B. Engle, 49, has been a director since 1994 and currently serves as Chairman of the board of directors and Chief Executive Officer. He joined us in 1993 as Executive Vice President and Chief Operating Officer, assumed the offices of President and Secretary in 1994, became Chief Executive Officer in 1995 and became Chairman of the board of directors in 1997. From 1991 to 1993, Mr. Engle served as Vice President of Marketing at Cygnus Inc., a publicly held company that develops drug-delivery systems for therapeutic drugs, including Nicotrol®, a smoking cessation transdermal patch. From 1987 to 1991, he was Chief Executive Officer of Quantum Management Company, a privately held management consulting firm serving pharmaceutical and other industries. From 1984 to 1987, he was Vice President of Marketing and Divisional General Manager for Micro Power Systems, Inc., a privately held company that manufactures high technology products, including medical devices. From 1979 to 1984, he was a management consultant at Strategic Decisions Group and SRI International where he advised pharmaceutical, high technology and other companies. Mr. Engle is a former Chairman of BIOCOM, a regional trade association for the biotechnology and medical device industries. Mr. Engle holds an M.S.E.E. and a B.S.E.E. with a focus in biomedical engineering from the University of Texas.

PROPOSAL 2

ADOPTION OF THE 2004 EQUITY INCENTIVE PLAN

      The La Jolla Pharmaceutical Company 1994 Stock Incentive Plan (the “1994 Plan”) is scheduled to expire on June 10, 2004. Because we rely heavily upon equity compensation to recruit, retain and reward qualified employees, directors and others, our board of directors unanimously adopted, subject to stockholder approval, the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan (the “2004 Plan”) under which 2,000,000 shares of our common stock may be issued. If our stockholders do not approve Proposal 2, we will not have an equity incentive plan pursuant to which we may grant options or other types of awards after June 10, 2004. Accordingly, our board of directors recommends that you vote FOR Proposal 2.

      The following is a summary of the principal features of the 2004 Plan. The summary below is qualified in its entirety by the terms of the 2004 Plan, a copy of which is attached hereto as Appendix A and is incorporated by reference herein.

General Provisions of 2004 Plan

      Purpose. The purpose of the 2004 Plan is to advance our and our stockholders’ interests by providing eligible persons with financial incentives to promote the success of our business objectives, by increasing eligible persons’ proprietary interest in us and by giving us a means to attract and retain employees and directors of appropriate experience and stature.

      Administration, Amendment and Termination. The 2004 Plan will be administered by the compensation committee of our board of directors. The compensation committee will have the authority: to interpret the 2004 Plan and any agreements defining the rights and obligations of recipients of awards granted under the 2004 Plan; to determine the terms and conditions of awards; to prescribe, amend and rescind the rules and regulations under the 2004 Plan; and to make all other determinations necessary or advisable for the administration of the 2004 Plan.

      The compensation committee, in its discretion, selects from the class of eligible persons those individuals to whom awards will be granted and determines the nature, dates, amounts, exercise prices, vesting periods and other relevant terms of such awards. The compensation committee may, with the consent of the recipient of an award, modify the terms and conditions of such award. However, outstanding options may not be repriced without stockholder approval. In addition, the compensation committee has no authority or discretion with respect to the recipients, timing, vesting, underlying shares or exercise price of Nonemployee Director’s Options (as defined below) because these matters are specifically governed by the provisions of the 2004 Plan. Awards may be granted under the 2004 Plan until the earlier of the tenth anniversary of the adoption of the 2004 Plan or its termination.

      Eligibility. Our directors, employees and consultants, and the directors, employees and consultants of any affiliated company, if any, will be eligible to receive grants of stock options, restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock and dividend equivalents under the 2004 Plan (“Incentive Awards”). As of April 1, 2004, 138 people would have been eligible for selection to receive awards under the 2004 Plan, consisting of 123 employees other than executive officers, nine executive officers (one of whom is also a director) and six non-employee directors. In addition to being eligible to receive Incentive Awards, each of our non-employee directors is entitled to receive an automatic, one-time grant of an option upon becoming a director and an annual grant of an additional option upon each re-election as a director or upon continuing as a director after the annual meeting without being re-elected as a result of the classification of the board of directors (all of such option are referred to as “Nonemployee Director’s Options”).

      Securities Subject to the 2004 Plan. No more than 2,000,000 shares of our common stock may be issued and outstanding or subject to outstanding awards granted under the 2004 Plan. Shares of common stock subject to unexercised portions of any award that expire, terminate or are canceled, and shares of common stock issued pursuant to an award that we reacquire pursuant to the terms of the award under which the shares were issued, will again become eligible for the grant of further awards under the 2004 Plan. The shares to be issued under the 2004 Plan will be made available either from authorized but unissued shares of our common stock or from previously issued shares of our common stock that we reacquire, including shares purchased on the open market.

      Adjustments. The number and kind of shares of common stock or other securities available under the 2004 Plan in general, as well as the number and kind of shares of common stock or other securities subject to outstanding awards and the price per share of such awards, may be proportionately adjusted to reflect stock splits, stock dividends and other capital stock transactions. If we are the surviving corporation in any merger or consolidation, each outstanding and vested option will entitle the optionee to receive the same consideration received by holders of the same number of shares of our common stock in such merger or consolidation.

      Section 162(m) of the Internal Revenue Code Limitations. In general, Section 162(m) of Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), imposes a $1 million limit on the amount of compensation that we may deduct in any tax year with respect to our Chief Executive Officer and each of our other four most highly compensated officers, including any compensation relating to an award granted under the 2004 Plan. The 2004 Plan is designed to allow us to grant awards that are not subject to the $1 million limit imposed by Section 162(m). No single employee may be granted any awards with respect to more than 1,000,000 shares of common stock or, in the case of a performance award, in excess of $1 million in any one calendar year; provided, however, that this limitation will not apply if it is not required in order for the compensation attributable to such awards to qualify as performance-based compensation as described in Section 162(m) and the regulations issued thereunder. Furthermore, if Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an award is not based solely upon an increase in the value of the underlying shares of our common stock after the date of grant or award, the compensation committee is authorized to condition the grant, vesting, or exercisability of such an award on the attainment of a pre-established objective performance goal. The 2004 Plan defines a pre-established objective performance goal to include one or more of the following performance criteria: cash flow; earnings per share (including earnings before interest, taxes and amortization); return on equity; total stockholder return; return on capital; return on assets or net assets; income or net income; operating margin; return on operating revenue; attainment of stated goals related to our research and development or clinical trial programs; attainment of stated goals related to our capitalization, costs, financial condition or results of operations; and any other similar performance criteria.

      Change in Control. Unless the compensation committee provides otherwise in a written agreement, in the event of a change in control (as defined in the 2004 Plan), the compensation committee will provide that all options (other than Nonemployee Director’s Options) either: vest in full immediately preceding the change in control and terminate upon the change in control; are assumed or continued in effect in connection with the change in control transaction; are cashed out for an amount equal to the consideration per share offered in connection with the change in control transaction less the exercise price; or are substituted for similar awards of the surviving corporation. The compensation committee will determine the effect that a change in control has on an award (other than an option) outstanding at the time such a change in control occurs. Immediately prior to a change in control, all outstanding Nonemployee Director’s Options will vest in full.

      Non-Assignability of Awards. Awards are generally not transferable by a recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient.

      Stockholder Rights. No recipient or permitted transferee of an award under the 2004 Plan will have any rights as a stockholder with respect to any shares issuable or issued in connection with the award until we receive all amounts payable in connection with exercise of the award and performance by the recipient of all obligations under such award.

Award Types

      Stock Options. Stock options granted under the 2004 Plan may be incentive stock options (“Incentive Stock Options”), which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code, or nonqualified stock options (“Nonqualified Stock Options”), which do not so qualify.

      The exercise price for each option (other than Nonemployee Director’s Options) will be determined by the compensation committee at the date of grant and may not be set below the fair market value of the underlying common stock on the date of grant, subject to permissible discounts of up to 15% from fair market value on the date of grant for Nonqualified Stock Options in lieu of salary or bonus. Notwithstanding the foregoing, in no event may the exercise price be less than the par value of the shares of common stock subject to the option, and the exercise price of an Incentive Stock Option may not be less than 100% of the fair market value on the date of grant. Fair market value is equal to the closing price of our common stock on the date of grant. On April 1, 2004, the fair market value of our common stock was $2.84.

      The exercise price of any option may be paid in cash or by other consideration deemed by the compensation committee to be acceptable, including delivery of our capital stock (surrendered by or on behalf of the optionee) or surrender of other awards previously granted to the recipient exercising the option. The compensation committee may allow exercise in a broker-assisted transaction in which the exercise price will not be received until after exercise if the exercise of the option is followed by an immediate sale of all or a portion of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.

      Options (other than Nonemployee Director’s Options) granted under the 2004 Plan vest, become exercisable and terminate as determined by the compensation committee. All options granted under the 2004 Plan may be exercised at any time after they vest and before their expiration date or earlier termination; provided that no option may be exercised more than 10 years after the date of its grant; and provided further that the exercise period may be less than 10 years if required by the Internal Revenue Code. In the absence of a specific written agreement to the contrary, and in each case subject to earlier termination on the option’s original expiration date, options will generally terminate: immediately upon termination of the recipient’s employment with us for just cause; 12 months after death or permanent disability; 24 months after normal retirement; and, with respect to termination of employment for any reason other than just cause, disability or retirement, three months in the case of Incentive Stock Options and six months in the case of Nonqualified Stock Options. Notwithstanding the foregoing, however, the compensation committee may designate shorter or longer periods after termination of employment to exercise any option (other than a Nonemployee Director’s Option) if provided for in the instrument evidencing the grant of the options or if agreed upon in writing by the recipient. Options cease to vest upon termination of employment, but the compensation committee may accelerate the vesting of any or all options that had not become exercisable on or prior to the date of such termination. In the event that a non-employee director ceases to be a director, an option granted to such director (other than a Nonemployee Director’s Option) is exercisable, to the extent exercisable at that date, for a period of five years after that date or longer if permitted by the compensation committee.

      Other Awards. In addition to options, the compensation committee may also grant performance awards, restricted stock, stock appreciation rights (“SARs”), stock payments and dividend equivalents. Performance awards entitle the recipient to a payment in cash or shares of our common stock upon the satisfaction of certain performance criteria. Shares of restricted stock may be granted by the compensation committee to recipients who may not transfer the restricted shares until the restrictions are removed or expire. These restrictions will be for a period of at least one year for performance-based grants and three years for non-performance-based grants. SARs, either related or unrelated to options, entitle the recipient to payment (in the form of cash, stock or a combination thereof) of the difference between the fair market value of a share of common stock as of a specified date and the exercise price of the related option or initial base amount, multiplied by the number of shares as to which such SAR is exercised. The compensation committee may also approve stock payments of our common stock to any eligible person and may also grant dividend equivalents payable in cash, common stock or other awards to recipients of options, SARs or other awards denominated in shares of common stock. For all such awards, the compensation committee will generally determine the relevant criteria, terms and restrictions.

      Nonemployee Director’s Options. Under the 2004 Plan, each of our non-employee directors automatically receives, upon becoming a non-employee director, a one-time grant of a Nonqualified Stock Option to purchase up to 40,000 shares of our common stock at an exercise price equal to the fair market value of a share of the common stock on the date of grant. These Nonemployee Director’s Options have a term of 10 years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director has remained a non-employee director for the entire period from the date of grant to such date.

      Further, each non-employee director, upon re-election to our board of directors or upon continuing as a director after an annual meeting without being re-elected due to the classification of the board of directors, automatically receives a grant of an additional Nonqualified Stock Option to purchase up to 10,000 shares of our common stock. These additional Nonemployee Director’s Options have a term of 10 years and will vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director has remained a director for the entire period from the grant date to such earlier date. The exercise price for these additional Nonemployee Director’s Options is the fair market value of our common stock on the date of their grant. Finally, all outstanding Nonemployee Director’s Options vest in full immediately prior to any change in control.

Federal Income Tax Consequences

      The following summary of certain federal income tax consequences of the receipt and exercise of awards granted by us is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2004 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

      Incentive Stock Options. Except as discussed below, a recipient of an Incentive Stock Option generally will not owe tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is our employee (or an employee of any parent or subsidiary corporation) or within three months following termination of the recipient’s employment (or within one year, if termination was due to a permanent and total disability).

      If the recipient of the Incentive Stock Option sells the shares acquired upon the exercise of the option at any time within one year after the date we issue such shares to the recipient or within two years after the date we grant the Incentive Stock Option to the recipient, then:

•	if the recipient’s sales price exceeds the purchase price paid for the shares upon exercise of the Incentive Stock Option, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the Incentive Stock Option; or

•	if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the Incentive Stock Option, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the Incentive Stock Option over the sales price of the shares.

      If the recipient sells shares acquired upon exercise of an Incentive Stock Option at any time after the recipient has held the shares for at least one year after the date we issue such shares to the recipient pursuant to the recipient’s exercise of the Incentive Stock Option and at least two years after the date we grant the recipient the Incentive Stock Option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the purchase price paid for the shares upon exercise of the Incentive Stock Option.

      The amount by which the fair market value of shares the recipient acquires upon exercise of an Incentive Stock Option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the Incentive Stock Option will be included as a positive adjustment in the calculation of the recipient’s “alternative minimum taxable income” in the year of exercise.

      In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above, and therefore solely recognizes capital gain upon the sale of such shares, we will not be entitled to any deduction.

      Nonqualified Stock Options. The grant of a Nonqualified Stock Option to a recipient is generally not a taxable event for the recipient. Upon the exercise of a Nonqualified Stock Option, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the Nonqualified Stock Option. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long term or short term capital gain or loss depending upon the recipient’s holding period after exercise.

      Stock Appreciation Rights (SARs). Generally, the holder of a SAR will recognize ordinary income equal to the value we pay (whether in cash, stock or a combination thereof) pursuant to the SAR on the date the holder receives payment. If we place a limit on the amount that will be payable under a SAR, the holder may recognize ordinary income equal to the value of the holder’s right under the SAR at the time the value of such right equals such limit and the SAR is exercisable. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.

      Stock Purchase Rights — Restricted Stock. Under the 2004 Plan, we are authorized to grant rights to purchase shares of restricted common stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Internal Revenue Code with respect to such stock. If such an election is made within 30 calendar days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Internal Revenue Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions). In the event that a participant forfeits (as a result of a repurchase) restricted stock with respect to which an election under Section 83(b) of the Internal Revenue

Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). We generally will be entitled to a deduction equal to the amount of ordinary income, if any, recognized by a participant.

      Other Awards. In addition to the awards described above, the 2004 Plan authorizes certain other types of awards that may include payments in cash, our common stock or a combination of cash and our common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2004 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In such case, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that, at the time of receipt by a participant, is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 of the Internal Revenue Code generally will be taxed under the rules applicable to restricted stock as described above.

      Withholding. In the event that an optionee or other recipient of an award under the 2004 Plan is our employee, we generally will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2004 Plan.

      Certain Additional Rules Applicable to Awards. The terms of awards granted under the 2004 Plan may provide for accelerated vesting in connection with a change in control. In that event, and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such payment.

      We generally are entitled to a deduction equal to the ordinary income recognized by a recipient in connection with an award. However, our deduction (including the deduction related to ordinary income recognized by a recipient) for compensation paid to our Chief Executive Officer and each our other four most highly compensated officers may be limited to $1 million per person annually. Depending on the nature of the award, all or a portion of the ordinary income attributable to certain awards granted under the 2004 Plan may be included in the compensation subject to such deduction limitation.

Interest of Certain Persons in Matters to Be Acted Upon

      Each of our current directors, executive officers and employees is eligible to receive Incentive Awards under the 2004 Plan. Other than automatic option awards to non-employee directors, the compensation committee has the discretion to determine which eligible persons will receive Incentive Awards under the 2004 Plan. As a result, except for automatic option awards to non-employee directors, future participation in the 2004 Plan by executive officers, directors and other employees is not determinable. If Proposal 2 is approved, each continuing non-employee director will each automatically receive a Nonemployee Director’s Option to purchase up to 10,000 shares of our common stock under the 2004 Plan on the date of the 2005 annual meeting.

Vote Required and Recommendation of the Board of Directors

      The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting, at which a quorum is present, is required to approve Proposal 2. Our board of directors recommends that you vote FOR Proposal 2.

PROPOSAL 3

AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

General

      The maximum number of shares of our common stock that may be issued under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Purchase Plan”) is currently 1,000,000 shares. As of April 1, 2004, 997,497 shares have been issued under the Purchase Plan and 2,503 shares remain available for future issuance. The Purchase Plan permits qualifying employees to purchase shares of our common stock every three months at a price that is 85% of the fair market value of the common stock at specified dates. We use the Purchase Plan as an incentive to employees and to encourage employee ownership of our common stock. By increasing employee stock ownership, we hope to align the interests of our employees with the interests of our stockholders. Our board of directors has unanimously approved, subject to stockholder approval, an amendment to the Purchase Plan to make available an additional 500,000 shares of our common stock for issuance to qualifying employees. Our board of directors recommends that you vote FOR Proposal 3.

Summary of the 1995 Employee Stock Purchase Plan

      The following is a summary of the principal features of the Purchase Plan. The summary below is qualified in its entirety by the terms of the Purchase Plan, a copy of which, as it is proposed to be amended, is attached hereto as Appendix B and is incorporated by reference herein.

      Purpose and Eligibility. The purpose of the Purchase Plan is to maintain competitive equity compensation programs and to provide our employees with an opportunity and incentive to acquire a proprietary interest in us through the purchase of common stock, thereby more closely aligning the interests of our employees and stockholders. The Purchase Plan, including the right of participants to make purchases of our common stock thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Subject to certain limitations imposed by Section 423 of the Internal Revenue Code, any employee or, in the discretion of the Purchase Plan’s administrator, any employee of a subsidiary, whose customary employment is for more than five months per calendar year and for more than 20 hours per week is eligible to participate in the Purchase Plan (each, an “Eligible Employee”).

      As of April 1, 2004, there were 140 employees eligible to participate in the Purchase Plan, including nine executive officers (one of whom is also a director). Participation in the Purchase Plan is voluntary and depends upon each Eligible Employee’s election to participate and his or her determination as to the level of payroll deductions to be allocated to the purchase of common stock under the Purchase Plan. Accordingly, future purchases by executive officers and other employees under the Purchase Plan are not determinable.

      Offering Dates and Grants of Options. The Purchase Plan is implemented by a series of consecutive and overlapping “Offering Periods” commencing on each January 1, April 1, July 1 and October 1 during the term of the Purchase Plan. Offering Periods generally last for 24 months each; provided that the administrator of the Purchase Plan may alter the duration of the Offering Periods without stockholder approval if the change is announced at least 15 days before the commencement of the first Offering Period to be affected. The first day of each Offering Period is referred to as an “Enrollment Date.” Each Offering Period is generally composed of eight three-month “Purchase Periods.” The last day of each Purchase Period, i.e., each March 31, June 30, September 30 and December 31, is referred to as an “Exercise Date” under the Purchase Plan.

      Eligible Employees desiring to participate in the Purchase Plan may enroll in an Offering Period by submitting a subscription agreement to us at least five business days prior to the Enrollment Date for that Offering Period. The subscription agreement specifies a whole number percentage from 1% to 10% of the Eligible Employee’s base salary or hourly compensation and any cash bonus to be deducted from the Eligible Employee’s paychecks during the Offering Period and applied to the purchase of common stock under the Purchase Plan. The Eligible Employee then receives an “Option” to purchase on each Exercise Date during the Offering Period up to that number of shares of common stock determined by dividing $6,250 by the fair market value of a share of common stock on the Enrollment Date (the “Periodic Exercise Limit”).

      Notwithstanding the foregoing, no participant may receive an Option (a) if immediately after such grant, the participant would own stock and/or outstanding options to purchase stock amounting to five percent or more of the total combined voting power of all classes of our stock or of any subsidiary or (b) which permits the participant’s rights to purchase stock under all of our employee stock purchase plans and any of our subsidiaries to accrue at a rate in excess of $25,000 worth of stock (determined at the fair market value of the stock at the time such Option is granted) in any calendar year. Eligible Employees may participate in only one Offering Period at a time. A participant’s subscription agreement remains in effect for successive Offering Periods unless the participant withdraws as described below.

      Payroll Deductions, Exercise and Purchase Price. During the Offering Period, we deduct from a participant’s paychecks the amount specified in the participant’s subscription agreement, and such deducted amounts are credited to a “Plan Account” that we maintain for the participant. A participant may increase or decrease (subject to such limits as the administrator may impose) the rate of his or her payroll deductions during any Purchase Period by providing us with a new subscription agreement authorizing such a change in the payroll deduction rate. A participant may not make additional payments into his or her Plan Account. No interest accrues on payroll deductions under the Purchase Plan, and we may use all payroll deductions for any corporate purpose with no obligation to segregate such amounts.

      Unless a participant withdraws from the Offering Period as described below, such participant’s Option will be exercised automatically on each Exercise Date of the Offering Period to purchase the maximum number of shares common stock that can be purchased at the applicable Purchase Price with the payroll deductions accumulated in the participant’s Plan Account and not yet applied to the purchase of shares under the Purchase Plan, subject to the Periodic Exercise Limit. If, due to the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Purchase Plan, such cash will be promptly returned to the participant.

      The “Purchase Price” of the Option on each Exercise Date is an amount equal to 85% of the fair market value of a share of our common stock as of the close of business on the Exercise Date or as of the open of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower. If the fair market value of the common stock as of the close of business on any Exercise Date is lower than the fair market value of the common stock as of the open of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

      Withdrawal; Termination of Employment. A participant may withdraw from an Offering Period by giving written notice to us at least five business days before the next Exercise Date. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Purchase Plan will be paid to such participant. On the effective date of such withdrawal, the participant’s Option for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made unless the participant delivers to us a new subscription agreement with respect to a subsequent Offering Period.

      Promptly after a participant ceases to be an Eligible Employee for any reason, the payroll deductions credited to the participant’s Plan Account and not yet applied to the purchase of shares under the Purchase Plan will be returned to the participant or, in the case of his or her death, to the participant’s designated beneficiary.

      Administration, Amendment and Termination of Plan. The Purchase Plan will be administered by the compensation committee of the board of directors, which has the authority to interpret the Purchase Plan, prescribe rules and regulations and make all other determinations necessary or advisable for the administration of the Purchase Plan. The compensation committee is entitled to amend the Purchase Plan to the extent necessary to comply with and qualify under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 423 of the Internal Revenue Code, change the Purchase Periods and Offering Periods, limit the frequency and number of changes in payroll deductions during Purchase Periods and Offering Periods, and establish such other limitations or procedures as the compensation committee determines in its sole discretion to be advisable and which are consistent with the Purchase Plan.

      The compensation committee may, at any time and for any reason, terminate or amend the Purchase Plan. To the extent necessary to comply with or qualify under Rule 16b-3 under the Exchange Act or Section 423 of the Internal Revenue Code, such amendments will be subject to stockholder approval. The Purchase Plan will remain in effect until the earlier of the 20th anniversary of the adoption of the Purchase Plan or its termination.

      The compensation committee will consist of three or more members of our board of directors, each of whom shall be disinterested within the meaning of Rule 16b-3; provided, however, that the number of members of the compensation committee may be reduced or increased from time to time by our board of directors to the number required or allowed by Rule 16b-3. Our board of directors may from time to time in its discretion exercise any responsibilities or authority allocated to the compensation committee under the Purchase Plan.

      Capital Changes. Subject to any required action by our stockholders, the number of shares subject to outstanding Options and the number of shares remaining available under the Purchase Plan, as well as the Purchase Price, Periodic Exercise Limit and other characteristics of the Options, will be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, exchange or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us. The compensation committee may, if it so determines in the exercise of its sole discretion, adjust the number of shares subject to outstanding Options and the number of shares remaining available under the Purchase Plan, as well as the Purchase Price, Periodic Exercise Limit and other characteristics of the Options, in the event we effect one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of our outstanding common stock.

      In the event we propose to dissolve or liquidate, unless otherwise provided by the compensation committee, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, and all Plan Account balances will be paid to participants as appropriate consistent with applicable law.

      In the event we propose to sell all or substantially all of our assets, or merge or enter into another business combination with or into another entity, each Option will be assumed or an equivalent option will be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the compensation committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date, in which case each participant’s Option will be exercised automatically on the new Exercise Date unless prior to such date the participant has withdrawn from the Offering Period. An Option will be deemed to be assumed if the Option confers the right to purchase, for each share of stock subject to the Option, the consideration received by holders of common stock for each share of common stock held on the effective date of the transaction.

      Nontransferability, Compliance With Law, Withholding. Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Purchase Plan nor any Option itself may be assigned or otherwise transferred or disposed by the participant in any way other than by will or the laws of descent and distribution. The compensation committee may treat any prohibited assignment or transfer as an election to withdraw from an Offering Period. Options may be exercised during a participant’s lifetime only by the participant.

      Shares of our common stock will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, including securities laws and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the exercise of an Option, we may require the participant to represent that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, and shares issued under the Purchase Plan may be subject to such transfer restrictions and stop-transfer instructions as the compensation committee deems appropriate. At the time of each exercise of an Option, and at the time any common stock issued under the Purchase Plan to a participant is disposed of, the participant must adequately provide for our federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the common stock.

      Securities Subject to the Purchase Plan. If Proposal 3 is approved, the aggregate number of shares of our common stock that may be issued upon exercise of Options granted under the Purchase Plan will be 1,500,000. Shares of common stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the Purchase Plan. On April 1, 2004, the market value of our common stock was $2.84 per share. As of April 1, 2004, 997,497 shares have been issued under the Purchase Plan and Options covering 2,503 shares of common stock have been granted under the Purchase Plan (none of which Options have expired without exercise).

Federal Income Tax Consequences

      The following summary of certain federal income tax consequences to the participant and us with respect to the grant and exercise of rights to purchase shares of our common stock under the Purchase Plan does not purport to be a complete statement of the law in this area and reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not address the tax consequences under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. In addition, the discussion does not address any estate, inheritance or gift taxes, although there may be certain tax consequences upon the receipt or exercise of an Option or the disposition of any shares acquired. The exact income tax treatment of transactions under the Purchase Plan will depend upon the specific circumstances of the participant, and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of Options and the disposition of any acquired shares.

      The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. If certain employment requirements are satisfied, an employee who is granted a right, or “option,” to purchase stock under a plan meeting the requirements of Internal Revenue Code Section 423 will not be subject to federal income tax, and we will not be entitled to any deduction, on either the grant or the exercise of such right.

      If the employee makes no disposition of the stock acquired pursuant to the exercise of such right within two years after the date of the grant of such stock purchase right (generally, the first day of each Offering Period, i.e., the Enrollment Date) or within one year after the transfer of the stock to the employee pursuant to the exercise of such right, any gain or loss on the subsequent disposition of the stock generally will be treated as capital gain or loss, except to the extent that the employee’s purchase price was less than 100% of the fair market value of the stock on the Enrollment Date, and no deduction will be available to us at the time of such disposition. If the employee’s purchase price for the stock was less than 100% of the fair market value of the stock on the Enrollment Date, the employee will be required to include in his or her gross income as ordinary income for the year of the disposition (or, if earlier, at the time of his or her death) an amount equal to the lesser of (i) the excess of the fair market value of the stock on the Enrollment Date over the purchase price that the employee would have been required to pay if the employee had exercised such right as of the Enrollment Date or (ii) the excess of the fair market value of the stock at the time of the disposition or death over the amount paid for the stock. No deduction will be available to us with respect to any such ordinary income recognized by the employee.

      Any sale or disposition of the stock acquired under a right granted under the Purchase Plan at any time within (i) two years after the Enrollment Date or (ii) one year after the transfer of the shares to the employee pursuant to the exercise of such right generally will be treated as a “disqualifying disposition.” Upon a disqualifying disposition, the employee generally will recognize ordinary compensation income in an amount equal to the difference between the purchase price and the fair market value of the stock on the date the option was exercised. Any gain in excess of such ordinary income amount generally will be capital gain. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee by reason of a disqualifying disposition.

Interest of Certain Persons in Matters to be Acted Upon

      Each of our executive officers identified in this proxy statement qualifies for participation under the Purchase Plan and thus is eligible to annually purchase up to $25,000 worth of our common stock each calendar year under the Purchase Plan at a discount to the applicable market price. If Proposal 3 is approved, 500,000 additional shares of our common stock will be available for sale under the Purchase Plan. The maximum possible annual benefit for each of these executives is disclosed in the table below. However, participation in the Purchase Plan is voluntary and depends upon each Eligible Employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other Eligible Employees under the Purchase Plan are not determinable. No purchase rights have been granted with respect to the shares of common stock that are the subject of this Proposal 3 and no such shares have been issued.

Plan Benefits

      The following table sets forth the number of shares of common stock purchased under the Purchase Plan during the fiscal year ended December 31, 2003 and the estimated maximum dollar amount of shares of common stock that may be purchased under the Purchase Plan during the fiscal year ending December 31, 2004 by each of: (i) the named executive officers; (ii) all of our current executive officers as a group; (iii) all of our employees, including all officers who are not current executive officers, as a group; and (iv) all non-employee directors, including each of the nominees for election as director.

1995 Employee Stock Purchase Plan

		Maximum
	Number of Shares	Dollar Amount
Name	Purchased in 2003	Purchasable in 2004(1)

Steven B. Engle	—	25,000
Chief Executive Officer and Chairman of the Board
Matthew D. Linnik, Ph.D.	2,405	25,000
Chief Scientific Officer and Executive Vice President of Research
Bruce K. Bennett, Jr.	1,640	19,200
Vice President of Manufacturing
Kenneth R. Heilbrunn, M.D.	6,429	25,000
Vice President of Clinical Development
William J. Welch	416	22,325
Vice President of Sales and Marketing
All current executive officers as a group (9 people)	21,664	183,315
All employees, including current officers who are not executive officers, as a group (131 people)	291,080	896,220
Non-employee directors(2)	0	0

(1)	This figure is the estimated maximum dollar amount that the Purchase Plan would permit the employee to purchase in 2004. Under the Purchase Plan, each participating Eligible Employee specifies a whole number percentage from 1% to 10% of the Eligible Employee’s base salary or hourly compensation and any cash bonus to be deducted from the Eligible Employee’s paychecks during the Offering Period and applied to the purchase of common stock under the Purchase Plan. The estimate above is based upon the maximum percentage (10%) of each person’s 2003 base salary that may be applied toward stock purchases, subject to the maximum limits in the Purchase Plan as described in this Proposal 3. The estimate excludes the amount of cash bonuses that would otherwise be included in the calculation because the amount of such bonuses for 2004, if any, are not determinable at this time. This estimate may change depending upon future changes (i) in Eligible Employees’ compensation and (ii) to the Internal Revenue Code and resulting changes to the Purchase Plan.

(2)	Non-employee directors are not eligible to participate in the Purchase Plan.

Vote Required and Recommendation of the Board of Directors

      The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting, at which a quorum is present, is required to approve Proposal 3. Our board of directors recommends that you vote FOR Proposal 3.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2003 with respect to shares of our common stock that may be issued under our equity compensation plans.

	(a)	(b)	(c)

Number of
Securities
	Number of	Weighted-	Remaining Available
	Securities to Be	Average Exercise	for Future Issuance
	Issued upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column (a))

Equity compensation plans approved by security holders	7,476,645 (1)	$4.79	470,275	(2)(3)
Equity compensation plans not approved by security holders	—	—	—

(1)	Outstanding options to purchase shares of our common stock under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan.

(2)	Includes 381,233 shares subject to the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan and 89,042 shares subject to the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (each stated as of December 31, 2003).

(3)	If our stockholders approve Proposal 2 and the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan is adopted, an aggregate of 2,000,000 shares of our common stock will be available for issuance thereunder. If our stockholders approve Proposal 3, the number of shares available under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan will be increased by 500,000.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

      The audit committee of our board of directors has selected Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2004. Ernst & Young LLP has served as our independent auditor since our incorporation in 1989. Representatives of Ernst & Young LLP are expected to be at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Reasons for the Proposal

      The selection of our independent auditor is not required to be submitted for stockholder approval. Nonetheless, the audit committee is seeking ratification of its selection of Ernst & Young LLP as a matter of further involving our stockholders in our corporate affairs. If the stockholders do not ratify this selection, the audit committee will reconsider its selection of Ernst & Young LLP and will either continue to retain the firm or appoint a new independent auditor. Even if the selection is ratified, the audit committee may, in its sole discretion, determine to appoint a different independent auditor at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Vote Required and Recommendation of the Board of Directors

      The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting, at which a quorum is present, is required to approve Proposal 4. Our board of directors recommends that you vote FOR Proposal 4.

AUDIT FEES

Independent Auditor and Fees

      The following table presents the aggregate fees billed by Ernst & Young LLP for services provided during 2002 and 2003:

	2002	2003

Audit Fees	$87,000	$124,000
Audit Related Fees	20,000	10,000
Tax Fees	11,000	11,000
All Other Fees	—	—

Total	$118,000	$145,000

      Audit Fees. The fees identified under this caption were for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements for the years identified. Audit fees in 2002 include an aggregate of $15,000 in fees paid in connection with our filing of registration statements on Form S-8 and Form S-3. Audit fees in 2003 include an aggregate of $34,000 in fees paid in connection with our filing of registration statements on Form S-8 and S-3.

      Audit-Related Fees. The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” Audit-related fees consisted primarily of fees paid for audits of our employee benefits plans.

      Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

      Approval Policy. Our audit committee approves in advance all services provided by our independent auditor. All engagements of our independent auditor in 2003 were pre-approved by the audit committee.

BOARD COMMITTEES, MEETINGS AND RELATED MATTERS

      During our fiscal year ended December 31, 2003, our board of directors met seven times, three of which meetings were telephonic. All directors attended at least 75% of the aggregate number of the board meetings and meetings of the committees on which they served.

Director Independence

      Our board of directors has determined that Dr. Adams, Mr. Engbers, Dr. Fildes, Mr. Martin, Mr. Ringo and Dr. Thompson are “independent” within the meaning of Nasdaq Marketplace Rule 4200(a)(15) as adopted by the Nasdaq Stock Market, Inc. (“Nasdaq”). Mr. Engle was not deemed to be “independent” because he is our Chief Executive Officer.

Committees of the Board of Directors

      Our board of directors has three standing committees: an audit committee; a compensation committee; and a corporate governance and nominating committee. As discussed above, all committee members have been determined by our board of directors to be “independent.” The committees operate under written charters that will be available for viewing prior to our annual meeting by accessing our website at www.ljpc.com, then “Investor Relations,” then “Corporate Governance.”

      Audit Committee. It is the responsibility of the audit committee to oversee our accounting and financial reporting processes and the audits of our financial statements. In addition, the audit committee assists the board of directors in its oversight of our compliance with legal and regulatory requirements. The specific duties of the audit committee include: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our board of directors. The audit committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to all of our employees and to the independent auditor. The audit committee also has the ability to retain, at our expense and without further approval of the board of directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

      The audit committee met seven times during 2003, and otherwise accomplished its business without formal meetings. The members of the audit committee are Dr. Adams, Mr. Engbers and Mr. Martin. Mr. Engbers currently serves as the chairman of the audit committee. Our board of directors has determined that each of Dr. Adams, Mr. Engbers and Mr. Martin is “independent” within the meaning of the enhanced independence standards contained in Nasdaq Marketplace Rule 4350(d) that relate specifically to members of audit committees. Our board of directors has also determined that Mr. Engbers qualifies as our “audit committee financial expert,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. A copy of the audit committee’s current charter is attached to this proxy statement as Appendix C. The “Report of the Audit Committee” is included in this proxy statement beginning at page 22.

      Compensation Committee. It is the responsibility of the compensation committee to assist the board of directors in discharging the board of director’s responsibilities regarding the compensation of our employees and directors. The specific duties of the compensation committee include: making recommendations to the board of directors regarding the corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; recommending compensation levels to the board of directors based upon such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to the board of directors regarding our overall compensation structure, policies and programs.

      The compensation committee met four times during 2003, and otherwise accomplished its business without formal meetings. The members of the compensation committee are Dr. Adams, Dr. Fildes, Mr. Ringo and Dr. Thompson. Dr. Fildes currently serves as the chairman of the compensation committee. Upon Dr. Thompson’s retirement from the board of directors, he will no longer serve on the compensation committee. The “Report of the Compensation Committee on Executive Compensation” is included in this proxy statement beginning at page 22.

      Corporate Governance and Nominating Committee. It is the responsibility of the corporate governance and nominating committee to assist the board of directors: to identify qualified individuals to become board members; to determine the composition of the board of directors and its committees; and to monitor and assess the effectiveness of the board of directors and its committees. The specific duties of the corporate governance and nominating committee include: identifying, screening and recommending to the board of directors candidates for election to the board; reviewing director candidates recommended by our stockholders; assisting in attracting qualified director candidates to serve on the board; monitoring the independence of current directors and nominees; and monitoring and assessing the relationship between the board of directors and our management with respect to the board’s ability to function independently of management.

      The corporate governance and nominating committee met four times during the course of board meetings in 2003, and otherwise accomplished its business without formal meetings. The members of the corporate governance and nominating committee are Dr. Fildes, Mr. Ringo and Dr. Thompson. Mr. Ringo currently serves as the chairman of the corporate governance and nominating committee. Upon Dr. Thompson’s retirement from the board of directors, he will no longer serve on the corporate governance and nominating committee.

      Meetings of Non-Management Directors. The non-management members of the board of directors regularly meet without any members of management present during regularly scheduled executive sessions of meetings of the board of directors.

Code of Conduct

      We have adopted a code of conduct that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our board of directors. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. Our board of directors has reviewed and approved this code. Our employees agree in writing to comply with the code at commencement of employment and periodically thereafter. Our employees are encouraged to report suspected violations of the code through various means, including, when appropriate, through the use of an anonymous toll-free hotline and/or a website. Our code of conduct will be available for viewing on our website prior to our annual meeting. It will be accessible at www.ljpc.com, then “Investor Relations,” then “Corporate Governance,” then “Code of Conduct.” If we make substantive amendments to the code or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations.

Communications With the Board of Directors

      Our stockholders may communicate with our board of directors, a committee of our board of directors or a director by sending a letter addressed to the board, a committee or a director c/o Corporate Secretary, La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121. All communications will be compiled by our corporate Secretary and forwarded to the board, the committee or the director accordingly.

Director Nominations

      The corporate governance and nominating committee regularly assesses the appropriate size of the board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the committee through current directors, professional search firms, stockholders or other persons. Once the committee has identified a prospective nominee, the committee will evaluate the prospective nominee in the context of the then current constitution of the board of directors and will consider a variety of other factors, including the prospective nominee’s business, technology, finance and financial reporting experience, and attributes that would be expected to contribute to an effective board of directors. The committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The committee does not evaluate stockholder nominees differently than any other nominee.

      Pursuant to procedures set forth in our bylaws, our corporate governance and nominating committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below on page 31 under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading “Stockholder Proposals” beginning on page 31 and are detailed in our bylaws, which were attached as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000. A copy of our bylaws will be provided upon written request to our corporate Secretary.

Director Attendance at Annual Meetings

      Our board of directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. The 2003 annual meeting of stockholders was attended by six of our seven incumbent directors.

Director Compensation

      Retainers and Fees. Directors who are also our employees receive no extra compensation for their service on the board of directors. Non-employee directors receive $1,500 per board meeting attended in person and $500 per board meeting attended telephonically and $500 per committee meeting attended in person or telephonically. Directors are reimbursed for reasonable costs associated with attendance at meetings of the board of directors and its committees. Non-employee directors also receive an annual retainer of $10,000, which is paid quarterly. The chairman of the audit committee receives an annual fee of $5,000. The chairman of each of the compensation and the corporate governance and nominating committees receives an annual fee of $3,000. All chairman fees are paid quarterly.

      Option Grants Under the 1994 Plan. Under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan (the “1994 Plan”), upon becoming a director, each of our non-employee directors automatically receives a one-time grant of a nonqualified stock option to purchase up to 40,000 shares of our common stock at an exercise price equal to the fair market value of a share of the common stock on the date of grant. The initial options have a term of 10 years and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three annual stockholders’ meetings following the grant date (or, if an annual meeting occurs within six months after the grant date, then on the first, second and third anniversaries of the grant date). Each non-employee director also receives, upon re-election to the board of directors or upon continuing as a director after an annual meeting without being re-elected as a result of the classification of the board of directors, an automatic annual grant of a nonqualified stock option to purchase up to 10,000 shares of our common stock. These additional options have a term of 10 years and an exercise price equal to the fair market value of a share of our common stock on the date of grant. These options vest and become exercisable on the earlier of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date (provided that the director has remained a director for the entire period from the grant date to such earlier date). In the event we experience a change in control, all non-employee director options immediately vest and become exercisable. Each non-employee director is also eligible to receive additional options under the 1994 Plan in the discretion of the compensation committee of the board of directors. These options vest and become exercisable pursuant to the 1994 Plan and the terms of the option grant. During the fiscal year ended December 31, 2003, options to purchase a total of 120,000 shares of our common stock were granted to our non-employee directors, 60,000 of which options were automatic annual grants to continuing non-employee directors and 60,000 of which were incentive awards granted to continuing non-employee directors.

      Option Grants Under the 2004 Plan. If Proposal 2 is approved, and the stockholders approve the terms of the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan, each of our non-employee directors will automatically receive, upon becoming a non-employee director, a one-time grant of a non-qualified stock option to purchase up to 40,000 shares of our common stock at an exercise price equal to the fair market value of a share of the common stock on the date of grant. These non-employee director options will have a term of 10 years and will vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director has remained a non-employee director for the entire period from the date of grant to such date. If Proposal 2 is approved, beginning with the 2005 annual meeting of stockholders, each non-employee director will, upon re-election to our board of directors or upon continuing as a director after an annual meeting without being re-elected due to the classification of the board of directors, automatically receive a grant of an additional non-qualified stock option to purchase up to 10,000 shares of our common stock. These additional non-employee director options have a term of 10 years and will vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director has remained a director for the entire period from the grant date to such earlier date. The exercise price for these additional non-employee director options is the fair market value of our common stock on the date of their grant. All outstanding non-employee director options vest in full immediately prior to any change in control. Each non-employee director will also be eligible to receive additional options under the 2004 Plan at the discretion of the compensation committee of the board of directors. These options will vest and become exercisable pursuant to the 2004 Plan and the terms of the option grant.

Report of the Audit Committee

      The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003 with management, including a discussion of the quality, not merely the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The audit committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not merely the acceptability, of our accounting principles and such other matters as are required to be discussed under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditor the auditor’s independence, including SAS 61, from us and our management, including the matters in the written disclosures received by us required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.

      The audit committee discussed with our independent auditor the overall scope and plan for its audit. The audit committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting. The audit committee held seven meetings during fiscal year 2003.

      Based upon the reviews and discussions referred to above, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee
William E. Engbers, Chairman
Thomas H. Adams, Ph.D.
Stephen M. Martin

Report of the Compensation Committee on Executive Compensation

      Executive Officer Compensation. Our executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high-quality employees, to tie individual compensation to individual performance and our progress, and to align the interests of our executive officers with those of our stockholders. In 2003, our executive compensation program consisted of base salary, cash bonuses and stock option grants.

      The compensation committee believes that our ability to execute our drug development programs and successfully bring products to market depends heavily upon the quality of our top scientific and management personnel. Accordingly, the compensation committee attempts to set base salary for our executive officers at levels that are competitive with compensation paid to top executives of similarly situated biotechnology companies, and not significantly below cash compensation levels available to our key executives through alternative employment. However, because of our current and historical need to conserve our cash resources, rewards for individual performance and our progress have generally taken the form of stock-based awards, and, beginning in 1999, limited cash bonuses.

      The compensation committee currently administers the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan pursuant to which we may grant various stock-based awards intended to compensate our personnel and align the interests of the recipients with those of our stockholders. If the stockholders approve Proposal 2, the compensation committee will also administer the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan which provides for similar awards. To date, only stock options have been granted under the 1994 Plan, although the compensation committee may, in the future, utilize other types of incentive awards available under the 1994 Plan and the 2004 Plan, if approved. The compensation committee also administers the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan.

      Because of our need to conserve cash, the compensation committee has used stock options to reward executives for individual performance and our progress and to provide incentives for vigorous pursuit of our goals. In general, executive officers receive a substantial grant of stock options upon first becoming employed by us. The compensation committee believes that an initial grant serves two purposes. First, an initial grant makes up, in part, for any discrepancy between the cash compensation we pay and salaries and bonuses available from more established employers which could compete for the services of our executives. Second, an initial option grant provides a recipient a meaningful stake in our long-term performance, with any ultimate realization of significant value from those options being dependent upon returns to stockholders on investments in our stock.

      In addition to initial grants, executive officers are eligible to receive periodic option grants based upon our progress and individual contributions. Such grants, if any, are determined by the compensation committee with the input and recommendation of our Chief Executive Officer, except in the case of option grants to the Chief Executive Officer, which are determined solely by the compensation committee. In determining award levels, the compensation committee focuses on our performance and the contributions made by individual executives to that performance. The compensation committee believes that such a retrospective analysis is most appropriate and practicable for a development-stage biopharmaceutical enterprise like ours, which operates in an uncertain environment and without the same types of standard measures of performance as are available to more seasoned companies.

      Chief Executive Officer Compensation. We face significant challenges in the coming years and will rely heavily upon our Chief Executive Officer for leadership, strategic direction and operational effectiveness. Our goals over the next few years include obtaining FDA clearance to market Riquent®, our lead drug candidate, validating our facilities and manufacturing processes in order to pass FDA pre-approval inspections, preparing and filing a Marketing Authorisation Application with the European Medicines Evaluation Agency, raising additional financing, forming strategic alliances and building a strong organization to support our growth. Our Chief Executive Officer will have ultimate responsibility for these goals as part of maximizing stockholders’ returns on their investments in us and the compensation committee believes stockholders are best served if our Chief Executive Officer has significant incentives to meet these expectations. In 2003, our Chief Executive Officer received bonuses of $140,664 in the aggregate, approximately $136,000 of which was a cash bonus in January 2003 primarily in recognition of our Chief Executive Officer’s leadership in completing the Phase 3 trial of Riquent and approximately $3,500 of which was a cash bonus in August 2003 in recognition of our progress with our New Drug Application for Riquent. In May and September 2003, the Chief Executive Officer received options to purchase an aggregate of 300,000 shares of our common stock primarily in recognition of his leadership of our regulatory, clinical, scientific and business teams in filing a New Drug Application for Riquent, raising additional capital and continuing to build a strong organization. The compensation committee determines our Chief Executive Officer’s bonus and option grants on the basis of its qualitative evaluation of the Chief Executive Officer’s contributions. The compensation committee did not attempt to apply any specific quantitative measures to the Chief Executive Officer’s compensation, or to provide any specific dollar value of option-based compensation to the Chief Executive Officer, due to the difficulty of determining the long-term value of an investment in our stock.

Compensation Committee
Robert A. Fildes, Ph.D., Chairman
Thomas H. Adams, Ph.D.
William R. Ringo
W. Leigh Thompson, M.D., Ph.D.

Compensation Committee Interlocks and Insider Participation

      There are no compensation committee interlocks between us and other entities involving our executive officers and directors who serve as executive officers or directors of such other entities. During the last completed fiscal year, no member of the compensation committee was a current or former officer or employee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

      The following table sets forth the compensation paid for the last three fiscal years to our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of our fiscal year ended December 31, 2003 and whose total annual salary and bonus for that fiscal year exceeded $100,000 (collectively, the “named executive officers”).

				Long-Term
				Compensation —
				Awards —

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)

Steven B. Engle	2003	$392,798	$140,664	300,000	$—
Chief Executive Officer and	2002	374,946	77,406	515,000	—
Chairman of the Board	2001	345,655	109,252	600,000	—
Matthew D. Linnik, Ph.D.	2003	275,445	77,035	150,000	—
Chief Scientific Officer and	2002	251,158	40,661	150,000	—
Executive Vice President of	2001	203,400	57,456	110,000	—
Research
Bruce K. Bennett, Jr. (1)	2003	188,269	52,567	90,000	—
Vice President of Manufacturing	2002	170,731	458	130,000	—
	2001	—	—	—	—
Kenneth R. Heilbrunn, M.D.(2)	2003	275,050	54,195	90,000	—
Vice President of	2002	158,823	458	145,000	25,000	(3)
Clinical Development	2001	—	—	—	—
William J. Welch(4)	2003	212,827	57,189	82,500	—
Vice President of Sales and	2002	193,091	31,181	75,000	—
Marketing	2001	114,323	375	125,000	43,516	(3)

(1)	Mr. Bennett joined us in January 2002. As a result, the amounts paid to him in 2002 reflect only a partial year’s compensation.

(2)	Dr. Heilbrunn joined us in June 2002. As a result, the amounts paid to him in 2002 reflect only a partial year’s compensation.

(3)	The amount consisted of relocation expense reimbursement.

(4)	Mr. Welch rejoined us in May 2001. As a result, the amounts paid to him in 2001 reflect only a partial year’s compensation.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2003.

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term(4)
	Options	Employees in	Price	Expiration
Name	Granted (#)(1)	Fiscal Year (%)	($/share)(2)	Date(3)	5% ($)	10% ($)

Steven B. Engle	150,000	9.67	$2.97	5/12/13	$280,173	$710,012
	150,000	9.67	4.71	9/18/13	444,314	1,125,979
Matthew D. Linnik	75,000	4.84	2.97	5/12/13	140,086	355,006
	75,000	4.84	4.71	9/18/13	222,157	562,990
Bruce K. Bennett, Jr.	45,000	2.90	2.97	5/12/13	84,052	213,004
	45,000	2.90	4.71	9/18/13	133,294	337,794
Kenneth R. Heilbrunn	27,500	1.77	2.97	5/12/13	51,365	130,169
	17,500	1.13	3.73	5/16/13	41,051	104,032
	45,000	2.90	4.71	9/18/13	133,294	337,794
William J. Welch	37,500	2.42	2.97	5/12/13	70,043	177,503
	45,000	2.90	4.71	9/18/13	133,294	337,794

(1)	All options were granted under the 1994 Plan. The 1994 Plan is administered by the compensation committee of the board of directors which has broad discretion and authority to construe and interpret the 1994 Plan and to modify outstanding options. All granted options vest and become exercisable pursuant to the 1994 Plan between the date of the grant and September 18, 2006.

(2)	The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already owned shares or offset by the underlying shares, subject to certain conditions. The exercise price for each grant is the market price of our common stock on the date of grant.

(3)	All of the options are exercisable for a term of 10 years, subject to earlier termination upon certain events related to termination of employment or if we experience a change in control.

(4)	The potential realizable values listed are based upon an assumption that the market price of our common stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent our estimate of the future market value of the common stock. Actual gains, if any, are dependent upon the future market price of our common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended December 31, 2003 by the named executive officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2003, and the aggregate gains that would have been realized had these options been exercised on that date, even though the exercisable options were not exercised and the unexercisable options could not have been exercised.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares	Value	Fiscal Year End (#)		Fiscal Year End ($)(2)
	Acquired on	Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven B. Engle	141,000	$286,200	829,166	120,833	$1,609,210	$155,875
Matthew D. Linnik	12,000	81,012	196,583	60,416	387,383	77,937
Bruce K. Bennett, Jr.	—	—	8,750	36,250	11,287	46,762
Kenneth R. Heilbrunn	—	—	8,750	36,250	8,701	36,048
William J. Welch	—	—	7,291	30,208	9,406	38,968

(1)	This amount represents the difference between the exercise price of the options and the market price of our common stock on the date of exercise.

(2)	These amounts represent the difference between the exercise price of the in-the-money options and the market price of our common stock on December 31, 2003, the last trading day of 2003. The closing price of our common stock on that day on the Nasdaq National Market was $4.26. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Employment Agreements

      Steven B. Engle. Mr. Engle’s employment agreement provides for a minimum annual salary of $273,000 and entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to 24 months of pay at his then current base salary and up to 24 months of medical, dental and life insurance coverage for Mr. Engle and his family. His employment will be deemed to be terminated in connection with a change in control if his employment is terminated or if he resigns following: (i) any change in his title to any position other than President and Chief Executive Officer of the surviving company; (ii) any change in his reporting responsibility such that he does not report directly to the board of directors of the surviving company on all matters; (iii) any material reduction by us or any successor in his responsibilities; (iv) any requirement that his place of employment be in other than the San Diego area; or (v) any material breach by us or any successor of his employment agreement. Also, all employee stock options and other performance awards granted to Mr. Engle before the termination of his employment without cause or in connection with a change in control will automatically vest and become fully exercisable as of his termination date and will remain exercisable for a period equal to the remaining term of the employee stock option or other performance award as provided by the applicable plan or grant pursuant to which the options or awards were granted. If, within one year from the termination of Mr. Engle’s employment, employee stock options granted to any of our executive officers or non-employee directors or those of any successor are repriced, we are required to provide similar repricing for all outstanding employee stock options granted to Mr. Engle before his termination date. If Mr. Engle is terminated for any reason other than the above described circumstances, and other than for cause, all employee stock options granted to him before the termination of his employment will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted. Finally, if we experience an acquisition, merger, reorganization or similar transaction within 30 days of Mr. Engle’s termination of employment, Mr. Engle may be eligible to receive a cash bonus of $100,000.

      Matthew D. Linnik. Dr. Linnik’s employment agreement entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to nine months of pay at his then current base salary and up to nine months of medical and dental coverage for Dr. Linnik and/or his dependants. His employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) his employment is terminated; (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with us or our successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) he resigns because he is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Dr. Linnik as of the date of the employment agreement will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

      Bruce K. Bennett, Jr. Mr. Bennett’s employment agreement entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to up to nine months of pay at his then current base salary and up to nine months of medical and dental coverage for Mr. Bennett and/or his dependents. His employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) his employment is terminated; (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with the Company or its successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) he resigns because he is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Mr. Bennett as of the date of the employment agreement will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

      Kenneth R. Heilbrunn. Dr. Heilbrunn’s employment agreement entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to up to nine months of pay at his then current base salary and up to nine months of medical and dental coverage for Dr. Heilbrunn and/or his dependants. His employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) his employment is terminated; (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with the Company or its successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) he resigns because he is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Dr. Heilbrunn as of the date of the employment agreement will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

      William J. Welch. Mr. Welch’s employment agreement entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to nine months of pay at his then current base salary. His employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) his employment is terminated; (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with us or our successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) he resigns because he is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Mr. Welch as of the date of the employment agreement will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on our common stock for the five years ended December 31, 2003 with the Center for Research in Securities Prices (“CRSP”) Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (comprising all companies listed in the Nasdaq Stock Market under SIC 283). The graph assumes that $100 was invested on December 31, 1998 in our common stock and each index and that all dividends were reinvested. No cash dividends have been declared on our common stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

	1998	1999	2000	2001	2002	2003

La Jolla Pharmaceutical Company	100.00	56.24	104.87	198.67	144.44	94.67
Nasdaq - US	100.00	185.43	111.83	88.70	61.33	91.70
Nasdaq - Pharmaceutical	100.00	188.55	235.19	200.45	129.52	189.85

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2004, by:

•	each person who is known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and nominees;

•	each of our executive officers listed in the summary compensation table; and

•	all of our directors and executive officers as a group.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner(1)	Beneficial Ownership(2)		Class (%)(3)

Mazama Capital Management, Inc.	3,928,820		6.4
One S.W. Columbia, Suite 1500
Portland, Oregon 97258
Thomas H. Adams, Ph.D.	165,572	(4)	*
Bruce K. Bennett, Jr.	144,690	(5)	*
William E. Engbers	151,572	(6)	*
Steven B. Engle	2,006,595	(7)	3.3
Robert A. Fildes, Ph.D.	196,573	(8)	*
Kenneth R. Heilbrunn, M.D.	121,985	(9)	*
Matthew D. Linnik, Ph.D.	484,065	(10)	*
Stephen M. Martin	72,977	(11)	*
William R. Ringo	63,777	(12)	*
W. Leigh Thompson, M.D., Ph.D.	97,572	(13)	*
William J. Welch	181,935	(14)	*
All directors and executive officers as a group (15 persons)	4,512,382	(15)	7.4

*	Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is care of La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121.

(2)	The table below includes the number of shares underlying options that are exercisable within 60 days from April 1, 2004. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws.

(3)	On April 1, 2004, there were 61,211,122 shares of common stock outstanding. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days of April 1, 2004 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed.

(4)	Includes 158,572 shares subject to options that are exercisable within 60 days.

(5)	Includes 106,111 shares subject to options that are exercisable within 60 days.

(6)	All shares are subject to options that are exercisable within 60 days.

(7)	Includes 2,005,111 shares subject to options that are exercisable within 60 days.

(8)	Includes 113,509 shares subject to options that are exercisable within 60 days.

(9)	Includes 112,500 shares subject to options that are exercisable within 60 days.

(10)	Includes 480,250 shares subject to options that are exercisable within 60 days.

(11)	Includes 72,777 shares subject to options that are exercisable within 60 days.

(12)	Includes 62,777 shares subject to options that are exercisable within 60 days.

(13)	All shares are subject to options that are exercisable within 60 days and are held by LMM Family Limited Partnership of which Dr. Thompson is a general partner.

(14)	Includes 181,042 shares subject to options that are exercisable within 60 days.

(15)	Includes 4,310,394 shares subject to options that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, our directors and officers and persons who own more than 10% of our equity securities are required to report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any late filings during the fiscal year ended December 31, 2003. To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during the fiscal year ended December 31, 2003, all of these reports were timely filed, except that Dr. Adams filed a Form 4 three days late to report the exercise of 1,000 options in March 2003.

OTHER INFORMATION

Other Matters of Business

      Our board of directors currently is not aware of any other matters that are to be presented for action at the annual meeting. If any other matters properly come before the annual meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

Stockholder Proposals

2004 Annual Meeting Proposals

      Our amended and restated bylaws require that a stockholder give our corporate Secretary timely written notice of any proposal or nomination of a director. To be timely, such written notice must be received by our corporate Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of stockholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of stockholders is given or made, such written notice must be received by our corporate Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed.

      Any notice to our corporate Secretary regarding a stockholder proposal must include, as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal; the class and number of shares of our stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice; and any material interest of the stockholder in such business.

      Any notice to our corporate Secretary regarding a nomination for the election of a director must include: the name and address of the stockholder who intends to make the nomination; the name and address of the person or persons to be nominated; the class and number of shares of our stock that are beneficially owned by the stockholder; a representation that such stockholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and the consent of each nominee to serve as a director if so elected.

     2005 Annual Meeting Proposals

      Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2005 annual meeting of stockholders, including nominees for directors, must cause their proposals to be received in writing by our corporate Secretary at the address set forth on the first page of this proxy statement no later than December 15, 2004. Any proposal should be addressed to our corporate Secretary and may be included in next year’s proxy materials only if such proposal complies with our bylaws, as discussed above, and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

Incorporation by Reference

      The report of the audit committee, which appears on page 22, the report of the compensation committee, which begins on page 22, and the stock performance graph, which appears on page 29, shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Delivery of Documents to Stockholders Sharing the Same Address

      With regard to the delivery of annual reports and proxy statements, under certain circumstances, the Securities and Exchange Commission permits a single set of documents to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs. Even if householding is implemented, each stockholder will continue to receive a separate proxy card or, in the case of shares of stock held in a street name account, a separate voting instruction form.

      We have not implemented householding rules with respect to our record holders. However, banks, brokers, and other firms may have instituted householding and this may impact stockholders whose shares are registered in the name of the bank, broker, or other firm. If a stockholder received a householding notification from its broker, only one annual report and one proxy statement will be mailed to an address at which two or more stockholders reside unless the stockholder gave instructions to the contrary. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the stockholder should contact his, her, or its broker directly. A stockholder may also receive additional copies of our annual report and proxy statement by calling the number listed below under the heading “Availability of Additional Information.”

Availability of Additional Information

      Along with this proxy statement, we have provided each stockholder entitled to vote a copy of our 2003 Annual Report (which includes our Annual Report on Form 10-K for our year ended December 31, 2003). We will provide, without charge, a copy of our 2003 Annual Report and/or our Annual Report on Form 10-K for the year ended December 31, 2003 upon the written or oral request of any stockholder or beneficial owner of its common stock. Written requests should be directed to the following address: Investor Relations, La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121. Telephonic requests should be directed to (858) 646-6615.

By order of the board of directors,

STEVEN B. ENGLE
Chairman of the Board and Chief Executive Officer

APPENDIX A

LA JOLLA PHARMACEUTICAL COMPANY

2004 EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL PROVISIONS

1.01     Definitions.

      Terms used herein and not otherwise defined shall have the meanings set forth below:

(a) “Administrator” means the Board or a Committee that has been delegated the authority to administer the Plan.

(b) “Award” means an Incentive Award or a Nonemployee Director’s Option.

(c) “Award Document” means an award agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator’s discretion, a confirming memorandum issued by the Company to the Recipient.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the following and shall be deemed to occur if any of the following events occur:

(i) Except as provided by subsection (iii) hereof, the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than:

(A) a merger or consolidation which would result in the persons holding the voting securities of the Company outstanding immediately prior thereto continuing to hold more than fifty percent (50%) of the combined voting power of the voting securities of the Company or its successor which are outstanding immediately after such merger or consolidation, or

(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred (1) if the “person” is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities solely in connection with a public offering of the Company’s securities, or (2) if the “person” is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

(g) “Committee” means the committee appointed by the Board to administer the Plan.

(h) “Common Stock” means the common stock of the Company, $0.01 par value.

(i) “Company” means La Jolla Pharmaceutical Company.

(j) “Dividend Equivalent” means a right granted by the Company under Section 2.07 to a holder of an Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period (as defined in Section 2.07) payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Option, Stock Appreciation Right, or other Incentive Award.

(k) “Eligible Person” means any director, Employee or consultant of the Company or any Related Corporation.

(l) “Employee” means an individual who is in the employ of the Company (or any Parent or Subsidiary) subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act or rule thereunder shall also refer to any successor provision to such section or rule.

(n) “Exercise Price” means the price at which the Holder may purchase shares of Common Stock underlying an Option.

(o) “Fair Market Value” of capital stock of the Company shall be determined with reference to the closing price of such stock on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market or trading system on which such stock is then traded; or, if no such closing prices are reported, the mean between the high bid and low ask prices that day on the principal market or national quotation system on which such shares are then quoted; provided, however, that when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as may be deemed appropriate under the circumstances. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.

(p) “Holder” means the Recipient of an Award or any permitted assignee holding the Award.

(q) “Incentive Award” means any Option (other than a Nonemployee Director’s Option), Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or Dividend Equivalent granted or sold to an Eligible Person under this Plan.

(r) “Incentive Stock Option” means an Option that qualifies as an incentive stock option under Section 422 (or any successor section) of the Code and the regulations thereunder.

(s) “Just Cause Dismissal” shall mean a termination of a Recipient’s Service for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Company or the Recipient’s superiors or the Chief Executive Officer or President of the Company that (A) results in damage to the Company or (B) after written notice to do so, the Recipient fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes fraud, embezzlement or dishonesty; (v) the Recipient’s performing services for any other person or entity which competes with the Company while he or she is providing Service, without the written approval of the Chief Executive Officer or President of the Company; or (vi) any other conduct that the Administrator determines constitutes Just Cause for Dismissal; provided, however, that if the term of concept has been defined in an employment agreement between the Company and the Recipient, then Just Cause Dismissal shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company or any Related Corporation to discharge or dismiss any Recipient or other person in the Service of the Company or any Related Corporation for any other acts or omissions but such other acts or omission shall not be deemed, for purposes of the Plan, to constitute grounds for Just Cause Dismissal.

(t) “Nonemployee Director” means a director of the Company who is not an Employee of the Company or any of its Related Corporations.

(u) “Nonemployee Director’s Option” means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to Article III of the Plan.

(v) “Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(w) “Option” means a right to purchase stock of the Company granted under this Plan, and can be an Incentive Stock Option or a Nonqualified Stock Option.

(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(y) “Performance Award” means an award, payable in cash, Common Stock or a combination thereof, which vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the award.

(z) “Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. If the amount of compensation an Eligible Person will receive under any Incentive Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Administrator, in order to qualify an Incentive Award as performance-based compensation under Section 162(m) of the Code and the regulations thereunder, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating margin, (ix) return on operating revenue, (x) attainment of stated goals related to the Company’s research and development or clinical trials programs, (xi) attainment of stated goals related to the Company’s capitalization, costs, financial condition, or results of operations, and (xii) any other similar performance criteria.

(aa) “Permanent Disability” shall mean the inability of the Recipient to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.

(bb) “Plan” means the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan as set forth in this document.

(cc) “Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock).

(dd) “Recipient” means an Eligible Person who has received an Award hereunder.

(ee) “Related Corporation” means either a Parent or Subsidiary.

(ff) “Restricted Stock” means Common Stock that is the subject of an award made under Section 2.04 and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any Award Document.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Service” means the performance of services for the Company or its Related Corporations by a person in the capacity of an Employee, a director or a consultant, except to the extent otherwise specifically provided in the Award Document.

(ii) “Stock Appreciation Right” means a right granted under Section 2.05 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the Stock Appreciation Right, to the date of exercise.

(jj) “Stock Payment” means a payment in shares of Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.

(kk) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.02     Purpose of the Plan.

      The Board has adopted this Plan to advance the interests of the Company and its stockholders by (a) providing Eligible Persons with financial incentives to promote the success of the Company’s business objectives, and to increase their proprietary interest in the success of the Company, and (b) giving the Company a means to attract and retain Eligible Persons.

1.03     Common Stock Subject to the Plan.

      (a) Number of Shares. Subject to Section 1.05(b), the maximum number of shares of Common Stock that may be issued and outstanding or subject to outstanding Awards under the Plan shall not exceed 2,000,000.

      (b) Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

      (c) Availability of Unused Shares. Shares of Common Stock subject to unexercised portions of any Award granted under this Plan that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an Award under this Plan that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

      (d) Grant Limits. Notwithstanding any other provision of this Plan, no Eligible Person shall be granted Awards with respect to more than 1,000,000 shares of Common Stock in the aggregate in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation.

1.04     Administration of the Plan.

      (a) The Administrator. The Plan will be administered by a Committee, which will consist of two or more members of the Board each of whom must be an “independent director” as defined by applicable listing standards. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Board may, in lieu of the Committee, exercise any authority granted to the Committee pursuant to the provisions of the Plan. To obtain the benefits of Rule 16b-3, Incentive Awards must be granted by the entire Board or a Committee comprised entirely of “non-employee directors” as such term is defined in Rule 16b-3. In addition, if Incentive Awards are to be made to persons subject to Section 162(m) of the Code and such Awards are intended to constitute Performance-Based Compensation, then such Incentive Awards must be granted by a Committee comprised entirely of “outside directors” as such term is defined in the regulations under Section 162(m) of the Code.

      (b) Authority of the Administrator. The Administrator has authority in its discretion to select the Eligible Persons to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up or underlie each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, and such other terms and conditions applicable to each individual Incentive Award as the Administrator shall determine. In addition, the Administrator shall have all other powers granted to it in the Plan.

      (c) Interpretation. Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan and any Award Documents, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. All interpretations, determinations and actions by the Administrator shall be final, conclusive and binding upon all parties. The Administrator has authority to prescribe, amend and rescind rules and regulations relating to the Plan.

      (d) Special Rules Regarding Nonemployee Director Options. Notwithstanding anything herein to the contrary, the Administrator shall have no authority or discretion as to the selection of persons eligible to receive Nonemployee Directors’ Options granted under the Plan, the number of shares covered by Nonemployee Directors’ Options granted under the Plan, the timing of such grants, or the Exercise Price of Nonemployee Directors’ Options granted under the Plan, which matters are specifically governed by the provisions of the Plan.

      (e) No Liability. The Administrator and its delegates shall be indemnified by the Company to the fullest extent provided for in the Company’s certificate of incorporation and bylaws.

1.05     Other Provisions.

      (a) Documentation. Each Award granted under the Plan shall be evidenced by an Award Document which shall set forth the terms and conditions applicable to the Award as the Administrator may in its discretion determine consistent with the Plan, provided that the Administrator shall exercise no discretion with respect to Nonemployee Directors’ Options, which shall reflect only the terms of the Award as set forth in Article III and certain administrative matters dictated by the Plan. Award Documents shall comply with and be subject to the terms and conditions of the Plan. In case of any conflict between the Plan and any Award Document, the Plan shall control. Various Award Documents covering the same types of Awards may but need not be identical.

      (b) Adjustment Provisions. Should any change be made to the outstanding shares of Common Stock by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split, reverse stock split, exchange of shares or other change affecting the outstanding Common Stock without the Company’s receipt of consideration, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares subject to the Plan as provided in Section 1.03, (ii) the number and kind of shares or other securities subject to then outstanding Awards, (iii) the price for each share or other unit of any other securities subject to then outstanding Awards and (iv) the number and kind of shares or other securities subject to the Nonemployee Director Options described in Section 3.01 and 3.02. In addition, the per person limitation set forth in Section 1.03(d) shall also be subject to adjustment as provided in this Section 1.05(b), but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation. Such adjustments are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under the Awards. In no event shall any adjustments be made in connection with the conversion of preferred stock or warrants into shares of Common Stock. No fractional interests will be issued under the Plan resulting from any such adjustments.

      (c) Continuation of Service. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the Service of the Company or its Related Corporations or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or its Related Corporations to reduce such person’s compensation or other benefits or to terminate the Service of such Eligible Person or Recipient, with or without cause. Except as expressly provided in the Plan or in any Award Document, the Company shall have the right to deal with each Recipient in the same manner as if the Plan and any Award Document did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient.

      (d) Restrictions. All Awards granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

      (e) Additional Conditions. Any Incentive Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administrator determines appropriate.

      (f) Tax Withholding. The Company’s obligation to deliver shares of Common Stock under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

      (g) Privileges of Stock Ownership. Except as otherwise set forth herein, a Holder shall have no rights as a stockholder of the Company with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable in connection with exercise of the Award, performance by the Holder of all obligations thereunder, and the Company issues a stock certificate representing the appropriate number of shares. Status as an Eligible Person shall not be construed as a commitment that any Incentive Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

      (h) Effective Date and Duration of Plan; Amendment and Termination of Plan. The Plan shall become effective upon its approval by the Company’s stockholders. Unless terminated by the Board prior to such time, the Plan shall continue in effect until the 10th anniversary of the date the Plan was adopted, whereupon the Plan shall terminate automatically. The Board may, insofar as permitted by law, from time to time suspend or terminate the Plan. No Awards may be granted during any suspension of this Plan or after its termination. Any Award outstanding after the termination of the Plan shall remain in effect until such Award has been exercised or expires in accordance with its terms and the terms of the Plan. The Board may, insofar as permitted by law, from time to time revise or amend the Plan in any respect except that no such amendment shall adversely affect any rights or obligations of the Holder under any outstanding Award previously granted under the Plan without the consent of the Holder. Amendments shall be subject to stockholder approval to the extent such approval is required to comply with the listing requirements imposed by any exchange or trading system upon which the Company’s securities trade or applicable law.

      (i) Amendment of Awards. The Administrator may make any modifications in the terms and conditions of an outstanding Incentive Award, provided that (i) the resultant provisions are permissible under the Plan and (ii) the consent of the Holder shall be obtained if the amendment will adversely affect his or her rights under the Award. However, the outstanding Options may not be repriced without stockholder approval.

      (j) Nonassignability. No Incentive Stock Option granted under the Plan shall be assignable or transferable except by will or by the laws of descent and distribution. No other Awards granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, (ii) to one or more of the Recipient’s family members (as such term is defined in the instructions to Form S-8) or (iii) upon dissolution of marriage pursuant to a qualified domestic relations order. During the lifetime of a Recipient, an Award granted to him or her shall be exercisable only by the Holder or his or her guardian or legal representative.

      (k) Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the existence of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Eligible Persons.

      (l) Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

      (m) Participation by Foreign Employees. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of the Plan, structure grants of Incentive Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

ARTICLE II

INCENTIVE AWARDS

2.01     Grants of Incentive Awards.

      Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select from the class of Eligible Persons those individuals to whom Incentive Awards may be granted pursuant to its authority as set forth in Section 1.04(b). Each Incentive Award shall be subject to the terms and conditions of the Plan and such other terms and conditions established by the Administrator as are not inconsistent with the provisions of the Plan.

2.02     Options.

      (a) Nature of Options. The Administrator may grant Incentive Stock Options and Nonqualified Stock Options under the Plan. However, Incentive Stock Options may only be granted to Employees of the Company or its Related Corporations.

      (b) Option Price. The Exercise Price per share for each Option (other than a Nonemployee Director’s Option) shall be determined by the Administrator at the date such Option is granted and shall not be less than the Fair Market Value of a share of Common Stock (or other securities, as applicable) on the date of grant, except that the Exercise Price for a Nonqualified Stock Option may reflect a discount of up to 15% of the Fair Market Value at the time of grant if the amount of such discount is expressly in lieu of a reasonable amount of salary or cash bonus. Notwithstanding the foregoing, however, in no event shall the Exercise Price be less than the par value of the shares of Common Stock.

      (c) Option Period and Vesting. Options (other than Nonemployee Directors’ Options) hereunder shall vest and may be exercised as determined by the Administrator, except that exercise of such Options after termination of the Recipient’s Service shall be subject to Section 2.02(g). Each Option granted hereunder (other than a Nonemployee Directors Option) and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than ten years after the date the Option is granted and shall be subject to earlier termination as herein provided.

      (d) Exercise of Options. Except as otherwise provided herein, an Option may become exercisable, in whole or in part, on the date or dates specified by the Administrator (or, in the case of Nonemployee Directors’ Options, the Plan) at the time the Option is granted and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Holder, together with payment of the Exercise Price made in accordance with Section 2.02(e). Upon proper exercise, the Company shall deliver to the person entitled to exercise the Option or his or her designee a certificate or certificates for the shares of stock for which the Option is exercised.

      (e) Form of Exercise Price. The aggregate Exercise Price shall be immediately due and payable upon the exercise of an Option and shall, subject to the provisions of the Award Document, be payable in one or more of the following: (i) by delivery of legal tender of the United States, (ii) by delivery of shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, and/or (iii) through a sale and remittance procedure pursuant to which the Holder shall concurrently provide irrevocable instructions to (A) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Any shares of Company stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value on the exercise date.

      (f) Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Recipient under the Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the Code during any one calendar year shall not exceed $100,000. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options. Options are to be taken into account in the order in which they were awarded.

      (g) Termination of Service.

      (i) Termination for Cause. Except as otherwise provided by the Administrator, in the event of a Just Cause Dismissal of a Recipient, all of the outstanding Options granted to such Recipient shall expire and become unexercisable as of the date of such Just Cause Dismissal.

      (ii) Termination Other Than for Cause. Subject to subsection (i) above and except as otherwise provided by the Administrator, in the event of a Recipient’s termination of Service from the Company or its Related Corporations due to:

(A) any reason other than Just Cause Dismissal, death, or Permanent Disability, or normal retirement, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient had remained in Service or (2) three calendar months after the date the Recipient’s Service terminated in the case of Incentive Stock Options, or six months after the Recipient’s Service terminated, in the case of Nonqualified Stock Options.

(B) death or Permanent Disability, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient had remained in Service or (2) twelve months after the date of termination.

(C) normal retirement, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) twenty-four months after the date of retirement.

      (iii) Termination of Director Service. In the event that a Director shall cease to be a Nonemployee Director, all outstanding Options (other than a Nonemployee Director’s Option) granted to such Recipient shall be exercisable, to the extent already vested and exercisable on the date such Recipient ceases to be a Nonemployee Director and regardless of the reason the Recipient ceases to be a Nonemployee Director until the fifth anniversary of the date such Director ceases to be a Nonemployee Director; provided that the Administrator may extend such post-termination period to up to the expiration date of the Option.

2.03     Performance Awards.

      (a) Grant of Performance Award. The Administrator may grant Performance Awards under the Plan and shall determine the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and timing of payment of Performance Awards.

      (b) Payment of Award; Limitation. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Holder in cash or in shares of Common Stock valued at Fair Market Value or a combination of Common Stock and cash, as the Administrator in its discretion may determine. Notwithstanding any other provision of this Plan, no Eligible Person shall be paid Performance Awards with a value in excess of $1,000,000 in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to the Performance Award hereunder to qualify as Performance-Based Compensation.

      (c) Expiration of Performance Award. If any Recipient’s Service is terminated for any reason other than normal retirement, death or Permanent Disability prior to the time a Performance Award or any portion thereof becomes payable, all of the Holder’s rights under the unpaid portion of the Performance Award shall expire unless otherwise determined by the Administrator. In the event of termination of Service by reason of death, Permanent Disability or normal retirement, the Administrator, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Holder.

2.04     Restricted Stock.

      (a) Award of Restricted Stock. The Administrator may issue Restricted Stock under the Plan. The Administrator shall determine the Purchase Price (if any), the forms of payment of the Purchase Price (which shall be either cash or past services), the restrictions upon the Restricted Stock, and when such restrictions shall lapse (provided that the restriction period shall be at least one year for performance-based grants and three years for non-performance-based grants).

      (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to the Plan will be subject to the following conditions:

(i) No Transfer. The shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(ii) Certificates. The Administrator may require that the certificates representing shares of Restricted Stock granted or sold to a Holder pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(iii) Restrictive Legends. Each certificate representing shares of Restricted Stock granted or sold to a Holder pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and

(iv) Other Restrictions. The Administrator may impose such other conditions on Restricted Stock as the Administrator may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

      (c) Rights of Holder. Subject to the provisions of Section 2.04(b) and any additional restrictions imposed by the Administrator, the Holder will have all rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

      (d) Termination of Service. Unless the Administrator in its discretion determines otherwise, upon a Recipient’s termination of Service for any reason, all of the Restricted Stock issued to the Recipient that remains subject to restrictions imposed pursuant to the Plan on the date of such termination of Service may be repurchased by the Company at the Purchase Price (if any).

      (e) Adjustments. Any new, substituted or additional securities or other property which Holder may have the right to receive with respect to the Holder’s shares of Restricted Stock by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split, reverse stock split, exchange of shares or other change affecting the outstanding Common Stock without the Company’s receipt of consideration shall be issued subject to the same vesting requirements applicable to the Holder’s shares of Restricted Stock and shall be treated as if they had been acquired on the same date as such shares.

2.05     Stock Appreciation Rights.

      (a) Granting of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights, either related or unrelated to Options, under the Plan.

      (b) Stock Appreciation Rights Related to Options.

      (i) A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 2.05(b)(iii). Such Option will, to the extent surrendered, then cease to be exercisable.

      (ii) A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

      (iii) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

      (c) Stock Appreciation Rights Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Options to Eligible Persons. Section 2.05(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

      (d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

      (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. If permitted by the Administrator, the Holder may elect to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

      (f) Termination of Service. Section 2.02(g) will govern the treatment of Stock Appreciation Rights upon the termination of a Recipient’s Service.

2.06     Stock Payments.

      The Administrator may issue Stock Payments under the Plan for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

2.07     Dividend Equivalents.

      The Administrator may grant Dividend Equivalents to any Recipient who has received an Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock. Such Dividend Equivalents shall be effective and shall entitle the Recipients thereof to payments during the “Applicable Dividend Period,” which shall be (a) the period between the date the Dividend Equivalent is granted and the date the related Option, Stock Appreciation Right, or other Incentive Award is exercised, terminates, or is converted to Common Stock, or (b) such other time as the Administrator may specify in the Award Document. Dividend Equivalents may be paid in cash, Common Stock, or other Incentive Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to Recipients thereof at such time as the Administrator may determine. Notwithstanding the foregoing, if it is intended that an Incentive Award qualify as Performance-Based Compensation and the amount of the compensation the Eligible Person could receive under the award is based solely on an increase in value of the underlying stock after the date of grant or award (i.e., the grant, vesting, or exercisability of the award is not conditioned upon the attainment of a preestablished, objective performance goal described in Section 1.01(x)), then the payment of any Dividend Equivalents related to the Award shall not be made contingent on the exercise of the Award.

ARTICLE III

NONEMPLOYEE DIRECTOR’S OPTIONS

3.01     Grants of Initial Options.

      Each Nonemployee Director shall, upon first becoming a Nonemployee Director, receive a one-time grant of a Nonqualified Stock Option to purchase up to 40,000 shares of Common Stock at an Exercise Price per share equal to the Fair Market Value of the Common Stock on the date of grant. Options granted under this Section 3.01 vest in accordance with Section 3.04(a) hereof and are “Initial Options” for purposes hereof.

3.02     Grants of Additional Options.

      On the date of the annual meeting of stockholders of the Company next following a Nonemployee Director becoming such, and on the date of each subsequent annual meeting of stockholders of the Company, in each case if the Nonemployee Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting or is continuing as a director without being re-elected due to the classification of the Board, such Nonemployee Director shall automatically receive a Nonqualified Stock Option to purchase up to 10,000 shares of Common Stock at an Exercise Price per share equal to the Fair Market Value of Common Stock on the date of grant. Options granted under this Section 3.02 vest in accordance with Section 3.04(b) hereof and are “Additional Options” for purposes hereof. Notwithstanding the foregoing to the contrary, the first grant of Additional Options shall be made to eligible Nonemployee Directors on the date of the 2005 annual meeting of stockholders.

3.03     Exercise Price.

      The Exercise Price for Nonemployee Directors’ Options shall be payable as set forth in Section 2.02(e).

3.04     Vesting and Exercise.

      (a) Initial Options shall vest and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the dates of each of the first three anniversaries of the date of grant provided the Recipient has remained a Nonemployee Director for the entire period from the date of grant to such date.

      (b) Additional Options shall vest and become exercisable upon the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the annual meeting of stockholders of the Company next following the grant date, provided the Recipient has remained a Nonemployee Director for the entire period from the date of grant to such earlier date.

      (c) Notwithstanding the foregoing, however, Initial Options and Additional Options that have not vested and become exercisable at the time the Recipient ceases to be a Nonemployee Director shall expire.

3.05     Term of Options and Effect of Termination.

      No Nonemployee Directors’ Option shall be exercisable after the expiration of ten years from the date of its grant. In the event that the Recipient of a Nonemployee Director’s Option shall cease to be a Nonemployee Director, all outstanding Nonemployee Directors’ Options granted to such Recipient shall be exercisable, to the extent already vested and exercisable on the date such Recipient ceases to be a Nonemployee Director and regardless of the reason the Recipient ceases to be a Nonemployee Director until the fifth anniversary of the date such Director ceases to be a Nonemployee Director; provided that the Administrator may extend such post-termination period to the expiration date of the Option.

ARTICLE IV

RECAPITALIZATIONS AND REORGANIZATIONS

4.01     Corporate Transactions.

      (a) Options. Unless the Administrator provides otherwise in the Award Document or another written agreement, in the event of a Change in Control, the Administrator shall provide that all Options (other than Non-employee Director Options) either (i) vest in full immediately preceding the Change in Control and terminate upon the Change in Control, (ii) are assumed or continued in effect in connection with the Change in Control transaction, (iii) are cashed out for an amount equal to the deal consideration per share less the

Exercise Price or (iv) are substituted for similar awards of the surviving corporation. Each Option that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Recipient in consummation of such Change in Control had the Recipient been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (A) the Exercise Price payable per share under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (C) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year and (D) the number and/or class of securities subject to Nonemployee Director’s Options. To the extent the holders of Common Stock receive cash consideration in whole or part for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

      (b) Nonemployee Directors’ Options. Immediately prior to a Change of Control, all outstanding Nonemployee Directors’ Options shall vest in full.

      (c) Other Incentive Awards. The Administrator may specify the effect that a Change in Control has on an Incentive Award (other than an Option) outstanding at the time such a Change in Control occurs either in the applicable Award Document or by subsequent modification of the Award.

4.02     No Restraint.

      The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

APPENDIX B

LA JOLLA PHARMACEUTICAL COMPANY

1995 EMPLOYEE STOCK PURCHASE PLAN

(as proposed to be amended)

      The following constitutes the provisions of the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Plan”).

1.	Purpose.

      The purpose of the Plan is to maintain competitive equity compensation programs and to provide employees of La Jolla Pharmaceutical Company (the “Company”) with an opportunity and incentive to acquire a proprietary interest in the Company through the purchase of the Company’s Common Stock, thereby more closely aligning the interests of the Company’s employees and stockholders. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Accordingly, the provisions of the Plan shall be construed to extend and limit participation consistent with the requirements of Section 423.

2.	Definitions.

      Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below.

      “Administrator” means the Committee, or the Board if the Board asserts administrative authority over the Plan pursuant to Section 13.

      “Board” means the Board of Directors of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means a committee of members of the Board meeting the qualifications described in Section 13 and appointed by the Board to administer the Plan.

      “Common Stock” shall mean the Common Stock of the Company.

      “Compensation” means base salary or hourly compensation and any cash bonus paid to a participant.

      “Eligible Employee” means any employee of the Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company, except that when the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

      “Enrollment Date” means the first day of each Offering Period.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exercise Date” means the last day of each Purchase Period.

      “Fair Market Value” of the Common Stock as of the time of any determination thereof means the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or trades on the Nasdaq National Market, its Fair Market Value shall be the most recent closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system (or the exchange or system with the greatest volume of trading in the Common Stock) as of the time of such determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(2) If the Common Stock is not listed on any established stock exchange or traded on the Nasdaq National Market its Fair Market Value shall be the mean between the most recent closing high and low asked prices for the Common Stock as of the time of such determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Administrator.

      “Offering Period” means (i) the period of twenty-three (23) months commencing on August 1, 1996 and terminating on June 30, twenty-three (23) months later; (ii) each period of twenty-four (24) months commencing on January 1, 1997 and each January 1 thereafter for the duration of the Plan and terminating on the December 31 twenty-four (24) months later; (iii) each period of twenty-four (24) months commencing on July 1, 1997 and each July 1 thereafter for the duration of the Plan and terminating on the June 30 twenty-four (24) months later; (iv) each period of twenty-four (24) months commencing on October 1, 2000 and each October 1 thereafter for the duration of the Plan and terminating on the September 30 twenty-four (24) months later; and (v) each period of twenty-four (24) months commencing on April 1, 2001 and each April 1 thereafter for the duration of the Plan and terminating on the March 31 twenty-four (24) months later. The Administrator shall have the power to change the duration of Offering Periods without stockholder approval as set forth in Section 12 or if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

      “Option” means the option granted to each participant pursuant to Section 4 upon enrollment in an Offering Period.

      “Periodic Exercise Limit” has the meaning set forth in Section 4(a).

      “Plan Account” means an account maintained by the Company for each participant in the Plan, to which are credited the payroll deductions made for such participant pursuant to Section 5 and from which are debited amounts paid for the purchase of shares upon exercise of such participant’s Option pursuant to Section 6.

      “Purchase Price” as of any Exercise Date means an amount equal to 85% of the Fair Market Value of a share of Common Stock as of the close of business on the Exercise Date or the opening of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower.

      “Purchase Period” means (i) the period of five (5) months commencing on August 1, 1996 and ending on December 31, 1996; (ii) with respect to the Offering Periods beginning on January and July 1, 1997, January and July 1, 1998, and January 1, 1999, each period of six (6) months within any such Offering Period, commencing January 1, 1997 and each July 1 and January 1 thereafter, and ending on the December 31 or June 30 following such commencement date; (iii) with respect to the Offering Period beginning on July 1, 1999, the period of six (6) months commencing July 1, 1999 and ending on December 31, 1999, the period of six (6) months commencing on January 1, 2000 and ending on June 30, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, the period of three (3) months commencing on January 1, 2001 and ending on March 31, 2001, and the period of three (3) months commencing on April 1, 2001 and ending on June 30, 2001; (iv) with respect to the Offering Period beginning on January 1, 2000, the period of six (6) months commencing on January 1, 2000 and ending on June 30, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, and each period of three (3) months commencing on January 1, 2001 and each April 1, July 1, and October 1 thereafter, and ending on the March 31, June 30, September 30 and December 31 following such commencement date; (v) with respect to the Offering Period beginning on July 1, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, and each period of three (3) months commencing on January 1, 2001 and each April 1, July 1, and October 1 thereafter, and ending on the March 31, June 30, September 30 and December 31 following such commencement date; and (vi) for any Offering Period commencing on or after October 1, 2000, each period of three (3) months within the Offering Period commencing on October 1, 2000 and each January 1, April 1, July 1, and October 1 thereafter, and ending on the December 31, March 31, June 30, and September 30 following such commencement date.

      “Reserves” means the number of shares of Common Stock covered by each Option that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under any Option.

      “Rule 16b-3” means Rule 16b-3 under the Exchange Act and any successor provision.

      “Subsidiary” has the meaning as set forth under § 424(f) of the Code.

      “Trading Day” means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation System are open for trading.

3.	Offering Periods and Participation.

      The Plan shall be implemented through a series of consecutive and overlapping Offering Periods. An Eligible Employee may enroll in an Offering Period by delivering a subscription agreement in the form of Exhibit A hereto to the Company’s payroll office at least five (5) business days prior to the Enrollment Date for that Offering Period. Eligible Employees shall participate in only one Offering Period at a time, and a subscription agreement in effect for a Plan participant for a particular Offering Period shall continue in effect for subsequent Offering Periods if the participant remains an Eligible Employee and has not withdrawn pursuant to Section 8.

4.	Options.

      (a) Grants. On the Enrollment Date for each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase (i) on each Exercise Date for any six-month Purchase Period in such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date, and (ii) on each Exercise Date for any three-month Purchase Period in such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $6,250 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date (such number of shares being the “Periodic Exercise Limit”). The Option shall expire immediately after the last Exercise Date of the Offering Period.

      (b) Grant Limitations. Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an Option under the Plan:

(i) if, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

(ii) which permits such participant’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) in any calendar year.

      (c) No Rights in Respect of Underlying Stock. The participant will have no interest or voting right in shares covered by an Option until such Option has been exercised.

5.	Payroll Deductions.

      (a) Participant Designations. The subscription agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage not exceeding ten percent (10%) of such Eligible Employee’s Compensation for the pay period preceding such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

      (b) Plan Account Balances. The Company shall make payroll deductions as specified in each participant’s subscription agreement on each payday during the Offering Period and credit such payroll deductions to such participant’s Plan Account. A participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      (c) Participant Changes. A participant may discontinue his or her participation in the Plan as provided in Section 8, or may increase or decrease (subject to such limits as the Administrator may impose) the rate of his or her payroll deductions during any Purchase Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement, unless the Company elects to process a given change in participation more quickly.

      (d) Decreases. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Purchase Period that is scheduled to end during a calendar year (the “Current Purchase Period”) when the aggregate of all payroll deductions previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 8.

      (e) Tax Obligations. At the time of each exercise of a participant’s Option, and at the time any Common Stock issued under the Plan to a participant is disposed of, the participant must adequately provide for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant.

      (f) Statements of Account. The Company shall maintain each participant’s Plan Account and shall give each Plan participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, for the period covered.

6.	Exercise of Options.

      (a) Automatic Exercise on Exercise Dates. Unless a participant withdraws as provided in Section 8, his or her Option for the purchase of shares will be exercised automatically on each Exercise Date within the Offering Period in which such participant is enrolled for the maximum number of shares of Common Stock, including fractional shares, as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such participant’s Plan Account and not yet applied to the purchase of shares under the Plan, subject to the Periodic Exercise Limit. During a participant’s lifetime, a participant’s Options to purchase shares hereunder are exercisable only by the participant.

      (b) Delivery of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate or book entry transfer representing the shares purchased upon exercise of his or her Option, provided that the Company may in its discretion hold fractional shares for the accounts of the participants pending aggregation to whole shares.

      (c) Compliance with Law. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the participant for whom an Option is exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Shares issued upon purchase under the Plan may be subject to such transfer restrictions and stop-transfer instructions as the Administrator deems appropriate.

      (d) Excess Plan Account Balances. If, due to application of the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Plan, such cash shall promptly be returned to the participant.

7.	Automatic Transfer to Low Price Offering Period.

      If the Fair Market Value of the Common Stock as of the close of business on any Exercise Date is lower than the Fair Market Value of the Common Stock as of the opening of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

8.	Withdrawal; Termination of Employment.

      (a) Voluntary Withdrawal. A participant may withdraw from an Offering Period by giving written notice to the Company’s payroll office at least five (5) business days prior to the next Exercise Date. Such withdrawal shall be effective beginning five business days after receipt by the Company’s payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Plan will be paid to such participant, and on the effective date of such withdrawal such participant’s Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period unless the participant delivers to the Company a new subscription agreement with respect thereto.

      (b) Termination of Employment. Promptly after a participant’s ceasing to be an Eligible Employee for any reason the payroll deductions credited to such participant’s Plan Account and not yet applied to the purchase of shares under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10, and such participant’s Option will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) business days prior to an Exercise Date, payroll deductions credited to such participant’s Plan account may be applied to the purchase of shares under the Plan on such Exercise Date.

9.	Transferability.

      Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan nor any Option itself may be assigned, transferred, pledged or otherwise disposed of by the participant in any way other than by will, the laws of descent and distribution or as provided in Section 10 hereof. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from an Offering Period in accordance with Section 8.

10.	Designation of Beneficiary.

      A participant may file a written designation of a beneficiary who is to receive any cash from the participant’s Plan Account in the event of such participant’s death and any shares purchased for the participant upon exercise of his or her Option but not yet issued. If a participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective. A designation of beneficiary may be changed by a participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	Stock.

      The maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 1,500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 12. If on a given Enrollment Date or Exercise Date the number of shares with respect to which Options are to be granted or exercised exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares of Common Stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the Plan.

12.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, shall be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, exchange or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The Administrator may, if it so determines in the exercise of its sole discretion, provide for adjusting the Reserves, as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator, and all Plan Account balances will be paid to participants as appropriate consistent with applicable law.

      (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or other combination (the “Transaction”) of the Company with or into another entity, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution, the Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for such participant’s Option has been changed to the New Exercise Date and that such participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 8 (provided that, in such case, the participant’s withdrawal shall be effective if notice thereof is delivered to the Company’s payroll office at least two (2) business days prior to the New Exercise Date). For purposes of this Section, an Option granted under the Plan shall be deemed to be assumed if, following the Transaction the Option confers the right to purchase at the Purchase Price (provided that for such purposes the Fair Market Value of the Common Stock on the New Exercise Date shall be the value per share of the consideration paid in the Transaction), for each share of stock subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash or other securities or property) received in the Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Transaction was not solely common equity of the successor entity or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor entity and the participant, provide for the consideration to be received upon exercise of the Option to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction.

13.	Administration.

      The Plan shall be administered by the Committee, which shall have the authority to construe, interpret and apply the terms of the Plan and any agreements defining the rights and obligations of the Company and participants under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may, in its discretion, delegate ministerial responsibilities under the Plan to the Company. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Any action of the Committee shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee shall consist of three or more members of the Board, each of whom shall be disinterested within the meaning of Rule 16b-3, provided, however, that the number of members of the Committee may be reduced or increased from time to time by the Board to the number required or allowed by Rule 16b-3. The Board may from time to time in its discretion exercise any responsibilities or authority allocated to the Committee under the Plan. No member of the Committee or any designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

14.	Amendment or Termination.

      (a) Administrator’s Discretion. The Administrator may, at any time and for any reason, terminate or amend the Plan. Except as provided in Section 12, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that such termination is in the best interests of the Company and its stockholders. Except as provided herein, no amendment may make any change in any Option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with and qualify under Rule 16b-3 or under Section 423 (or any successor rule or provision or any other applicable law or regulation), the Administrator shall obtain stockholder approval of amendments to the Plan in such a manner and to such a degree as required.

      (b) Administrative Modifications. Without stockholder consent (except as specifically required by applicable law or regulation) and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to amend the Plan to the extent necessary to comply with and qualify under Rule 16b-3 and Section 423, change the Purchase Periods and/or Offering Periods, limit the frequency and/or number of changes in payroll deductions during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable and which are consistent with the Plan.

15.	Term of Plan.

      The Plan shall become effective upon the first Enrollment Date after its approval by the stockholders of the Company and shall continue in effect for a term of twenty (20) years unless sooner terminated pursuant to Section 14.

16.	Miscellaneous.

      (a) Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      (b) Subsidiaries. The Administrator may from time to time in its discretion permit persons who are employees of any Subsidiary whose customary employment is for more than five months per calendar year and for more than 20 hours per week to participate in the Plan on the same terms as Eligible Employees hereunder.

      (c) Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Board adopts the Plan. If such stockholder approval is not obtained, the Plan and all rights to the Common Stock purchased under the Plan shall be null and void and shall have no effect.

      (d) Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      (e) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of an employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

      (f) Applicable Law. The laws of the State of California shall govern all matters relating to the Plan, except to the extent (if any) superseded by the laws of the United States.

      (g) Headings. Headings used herein are for convenience of reference only and do not affect the meaning or interpretation of the Plan.

EXHIBIT A

LA JOLLA PHARMACEUTICAL COMPANY

1995 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
           Change in Payroll Deduction Rate
           Change of Beneficiary(ies)

      1. I,                     , hereby elect to participate in the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

      2. I hereby authorize payroll deductions from each paycheck in the amount of        % (not to exceed 10%) of my Compensation (as defined in the Plan) on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

      3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my Option on each Exercise Date within the Offering Period.

      4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan, that capitalized terms used herein have the same meanings as ascribed thereto in the Plan, and that in case of any inconsistency between this Subscription Agreement and the Plan, the Plan shall govern. I understand that the grant of the Option by the Company under this Subscription Agreement is subject to stockholder approval of the Plan.

      5. Shares purchased for me under the Plan should be issued in the name(s) of (employee and/or spouse only):                     .

      6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares, and I will make adequate provision for Federal, State or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my Compensation or other amounts payable to me the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the one-year and two-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain or loss, if any, recognized on such disposition will be taxed as capital gain or loss. I understand that this tax summary is only a summary for general information purposes and is subject to change and I agree to consult with my own tax advisors for definitive advice regarding the tax consequences to me of participation in the Plan and sale of shares purchased thereunder.

      7. I agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

      8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive (in proportion to the percentages listed below) all payments and shares due me under the Plan (use additional sheets to add beneficiaries):

NAME: (Please print)

(First)	(Middle)	(Last)

Relationship

Percentage

(Address)

NAME: (Please print)

(First)	(Middle)	(Last)

Relationship

Percentage

(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

APPENDIX C

LA JOLLA PHARMACEUTICAL COMPANY

AUDIT COMMITTEE CHARTER

Statement of Policy

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of La Jolla Pharmaceutical Company (the “Company”) oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In addition, the Committee assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements. Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits (this is the responsibility of the independent accountants) or to determine that the Company’s financial statements are complete and accurate (this is the responsibility of management).

Organization

      The Board shall appoint the members of the Committee, including its chairperson. At all times:

•	the Committee shall be comprised of at least three directors who are “independent,” as determined by the Board, within the meaning of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder and applicable NASD listing standards;

•	each member of the Committee, at the time of his or her appointment, must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement; and

•	at least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or some other comparable experience or background (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) that results in such member being financially sophisticated.

Reports

      The outside auditor engaged by the Committee shall report directly to the Committee. The Committee is expected to maintain free and open communication with the outside auditor and the management of the Company. To this end, the Committee shall periodically meet separately with each of the foregoing parties. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee shall regularly report the activities of the Committee to the full Board and convey such recommendations to the Board as the Committee may deem appropriate. The Committee may present its recommendations to the Board in written or oral form.

Authority

      By order of the Board:

•	the Committee has the authority, at the Company’s expense and without further approval of the Board, to engage, consult with and determine funding for independent counsel, accountants and other advisors as it determines necessary or appropriate to assist the Committee to carry out its duties;

•	the Company shall provide the Committee with all funding that the Committee deems necessary or appropriate to enable the Committee to carry out its duties, including without limitation, funding for the payment of compensation to any (i) outside auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company and (ii) advisors engaged by the Committee;

•	the Committee has the authority to request, and to rely upon, advice, oral or in writing, from the Chief Executive Officer and the Chief Financial Officer and/or Controller of the Company and from any representative of the independent accountants to the Company participating in such independent accountants’ engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee; and

•	the Committee has the authority to conduct or authorize investigations into any matter within the Committee’s scope of responsibilities.

Responsibilities

      To carry out the duties of the Committee, the Committee shall:

1. Be directly and solely responsible for the appointment, compensation, retention and oversight of the outside auditor;

2. Adopt policies regarding Committee pre-approval of audit and permitted non-audit services to be rendered by the Company’s outside auditor;

3. Pre-approve all audit and permissible non-audit services to be rendered by the Company’s outside auditor in accordance with the Committee’s policies;

4. Prepare and issue annually a report of the Committee to be included in the Company’s proxy statement in conformity with the applicable rules of the SEC;

5. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

6. Review Company earnings press releases (the Committee may delegate this responsibility to one member to represent the entire Committee for purposes of this review) and financial information and earnings guidance provided to analysts and rating agencies;

7. Review and discuss with management and the outside auditor the Company’s annual audited and quarterly financial statements, including:

(a) analyses prepared by management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

(b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies and practices that may be regarded as critical;

(c) significant issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting policies, practices or financial statement presentations; and

(d) In addition, the Committee shall receive any other reports, including those required by the SEC rules implementing Section 204 of the Sarbanes-Oxley Act, from the outside auditor;

8. Review and approve all related party transactions;

9. Review changes in accounting and financial reporting rules that could have a material impact on the Company’s financial reports;

10. Periodically review with the CEO and CFO (or principal financial officer):

(a) how they are meeting their obligations under the certification requirements of Sections 302 and 906 under the Sarbanes-Oxley Act and discuss the most recent evaluation of the Company’s disclosure controls and procedures;

(b) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information;

(c) how management proposes to correct any weaknesses identified by management or the outside auditor in accounting procedures and internal controls that may have a material impact on the Company’s financial reports, financial position or assets;

(d) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(e) any significant changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

11. Receive reports from the outside auditor describing (i) the audit firm’s internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review or peer review of the auditor, or by any investigation by governmental or professional authorities within the last five years, regarding any independent audit carried out by the firm, and any steps taken to address these issues;

12. Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence; on an annual basis, obtain a formal written statement from the auditor delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1; and review and discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor;

13. Review and discuss with management and the outside auditor the scope and results of the annual audit and recommendations of the outside auditor, including a discussion of the auditor’s judgment as to the quality of the Company’s accounting principles;

14. Following the completion of each annual audit, review separately with the outside auditor and management any difficulties encountered in the course of the audit (including any restrictions on the scope of the auditor’s activities or on access to information, and any significant disagreements with management) and management’s response;

15. Inquire of management and, to the extent necessary or appropriate, the outside accountants about significant risks or exposures and assess the steps management has taken to address such risks to the Company;

16. Receive presentations from management personnel on key functional activities of the Company, including information technology, taxes, treasury, environmental and legal matters and contingent liabilities;

17. Establish policies for the hiring of employees and former employees of the outside auditing firm;

18. Review the Company’s code of conduct and its ability to monitor compliance with such code;

19. Review, in conjunction with counsel, legal and regulatory matters that may have a material impact on the financial statements, Company compliance policies and programs, and reports received from regulators;

20. Review and assess the adequacy of the this charter at least annually and recommend changes to the Board as appropriate; and

21. Perform such other functions as may be delegated to the Committee by the Board or as may be required of it by law or the Company’s certificate of incorporation or bylaws.

Meetings

      The Committee shall meet, either in person or telephonically, as often as may be deemed necessary or appropriate in its judgment, generally four times each year. The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof. The majority of the members of the Committee shall constitute a quorum. The Committee may delegate any of the foregoing powers, duties and responsibilities to a subcommittee of the Committee consisting of not less than two members of the Committee; provided that the Committee may delegate the authority to pre-approve audit and permissible non-audit services to one member of the Committee if such member (i) pre-approves the services in accordance with the pre-approval policies adopted by the Committee and (ii) reports any actions taken by him or her to the full Committee at its next scheduled meeting.

Last Updated: February 25, 2004

LA JOLLA PHARMACEUTICAL COMPANY

PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints Steven B. Engle and Gail A. Sloan, and each of them, as proxies, each with the power to appoint such proxy’s substitute and hereby authorizes them to represent and vote all of the shares of common stock of La Jolla Pharmaceutical Company held by the undersigned on April 2, 2004 at the annual meeting of stockholders to be held on Friday, May 21, 2004 and at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE ☒

1.	Election of two Class II directors to serve until the 2007 annual meeting of stockholders and of one Class III director to serve until the 2005 annual meeting of stockholders, and each to serve until his successor has been duly elected and qualified.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ STEPHEN M. MARTIN	Class II Nominee
○ WILLIAM R. RINGO	Class II Nominee
○ ROBERT A. FILDES	Class III Nominee

INSTRUCTION. To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.	Approval of the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan and the reservation of 2,000,000 shares of Company common stock for issuance thereunder.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Amendment of the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 500,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Ratification of the selection of Ernst & Young LLP as the independent auditor of La Jolla Pharmaceutical Company for the fiscal year ending December 31, 2004.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

               This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the above-named nominees and FOR proposals 2 through 4. This proxy confers discretionary authority with respect to matters not known or determined at the time of mailing the notice of annual meeting and the enclosed proxy statement.

               The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein. All other proxies heretofore given by the undersigned to vote shares of common stock of La Jolla Pharmaceutical Company are expressly revoked.

               Please sign and return this proxy in the enclosed envelope. The giving of this proxy will not affect your right to vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You may also submit to the Secretary of La Jolla Pharmaceutical Company a later dated revocation or amendment to this proxy on any of the matters set forth above.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

               Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.